Exhibit 4.1

Execution Version

JAZZ SECURITIES DESIGNATED ACTIVITY COMPANY

as Issuer

and the Guarantors party hereto from time to time

4.375% Senior Secured Notes due 2029

INDENTURE

Dated as of April 29, 2021

U.S. Bank National Association

as Trustee

and

U.S. Bank National Association

as Collateral Trustee

-i-

-ii-

-iii-

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

Schedule I	–	Agreed Guarantee and Security Principles

EXHIBIT INDEX

Exhibit A	–	Form of Note
Exhibit B	–	Form of Supplemental Indenture

-iv-

INDENTURE, dated as of April 29, 2021, by and among the Issuer (as defined below), the Guarantors (as defined below), and U.S. Bank National Association, as trustee (the “Trustee”), registrar and paying agent and U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the holders of (i) $1,500,000,000 aggregate principal amount of the Issuer’s 4.375% Senior Secured Notes due 2029 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Acquisition” means the proposed acquisition by Bidco (and/or at Bidco’s election, Parent and/or the DR Nominee (as defined in the Acquisition Agreement)) of the entire issued and to be issued share capital of GW Pharmaceuticals pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Transaction Agreement, dated as of February 3, 2021, by and among Parent, GW Pharmaceuticals and Jazz Pharmaceuticals UK Holdings Limited (“Bidco”) (as it may be amended from time to time).

“Acquisition Date” means the date of the consummation of the Acquisition.

“Acquisition Documents” means the Acquisition Agreement and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, underwriting discounts, commissions, defeasance costs and fees in respect thereof.

“Administrative Representative” has the meaning assigned to such term in the Collateral Trust Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreed Guarantee and Security Principles” means the agreed guarantee and security principles set forth in Schedule I.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of the Note, at July 15, 2024 (such redemption price being set forth in the table set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through July 15, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) of Parent or any Restricted Subsidiary outside the ordinary course of business (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to Parent or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets of Parent or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $25 million;

(e) any disposition of property or assets, or the issuance of securities, by Parent or a Restricted Subsidiary to Parent or a Restricted Subsidiary;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of Parent and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g) foreclosure or any similar action with respect to any property or other asset of Parent or any of the Restricted Subsidiaries;

(h) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Parent and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m) any disposition (including by capital contribution) of Permitted Receivables Facility Assets including pursuant to Qualified Receivables Facilities;

(n) any exchange or swap of assets (other than cash and Permitted Investments) for other assets (other than cash and Permitted Investments) of comparable or greater value or usefulness to the business of Parent and its Subsidiaries as a whole, as determined in good faith by the Issuer;

(o) dispositions in connection with Permitted Liens;

(p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Parent or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q) the disposition of any property in a Permitted Sale/Leaseback Transaction described in clause (i) or (ii) of the definition thereof;

(r) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(s) any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; or

(t) dispositions by Parent or any of the Restricted Subsidiaries to charitable foundations, not-for-profits or other similar organizations with an aggregate Fair Market Value not to exceed $10 million in any calendar year.

“Attributable Debt” means, as of any date of determination, as to Sale/Leaseback Transactions, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property Taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction.

“Attributable Receivables Indebtedness” means the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Qualified Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, as now or hereafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors as now or hereafter in effect.

“Bidco” has the meaning specified in the definition of “Acquisition Agreement”.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Capital Markets Indebtedness” (i) shall not include the Notes (including, for the avoidance of doubt any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness under the Credit Agreement or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a financing lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2015 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following December 31, 2015 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, or the national currency of any member state in the European Union or such local currencies held from time to time in the ordinary course of business;

(2) direct obligations of the United States or any member of the European Union or any agency thereof or obligations guaranteed by the United States or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(3) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(4) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(6) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(7) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (2) through (6) above;

(8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $1,000 million;

(9) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of Parent and its Restricted Subsidiaries, on a consolidated basis, as of the end of Parent’s most recently completed fiscal year; and

(10) instruments equivalent to those referred to in clauses (2) through (9) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by Parent or any Restricted Subsidiary organized in such jurisdiction.

“cash management services” means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of Parent and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to Parent or any of its Subsidiaries;

(2) Parent becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Parent, in each case, other than an acquisition where the holders of the Voting Stock of Parent as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of Parent or successor thereto immediately after such acquisition (provided no holder of the Voting Stock of Parent as of immediately prior to such acquisition owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of Parent immediately after such acquisition (other than any Person who previously acquired Equity Interests of Parent in a transaction constituting a Change of Control as to which a Change of Control Offer was consummated)), in which case, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of such ultimate parent of Parent or successor thereto; or

(3) Parent ceases to own, directly or indirectly, 100% of the Equity Interests of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event in respect of such Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Collateral Documents.

“Collateral Documents” means the Collateral Trust Agreement, each joinder or amendment thereto, and all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, deeds of hypothec, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC or similar filings under applicable law) in favor of the Collateral Trustee on behalf of Notes Secured Parties to secure the Notes and the Guarantees, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the Indenture subject to the terms of the Collateral Trust Agreement.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated on or about the Acquisition Date, among the Issuer, the Guarantors, the Collateral Trustee, the Trustee, the administrative agent under the Initial Credit Agreement and the other parties from time to time party thereto, as amended, restated, modified, renewed, or replaced from time to time in accordance with the applicable provisions of the Indenture and the terms thereof.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) gross interest expense of such Person for such period on a consolidated basis, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the Incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (d) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, and excluding unrealized mark-to-market gains and losses attributable to such Hedging Obligations, additional interest (if any) in respect of the Notes, amortization of deferred financing fees and expensing of any bridge or other financing fees; plus

(2) capitalized interest of such Person, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges incurred for such period, including any losses on sales of receivables and related assets, in connection with any receivables financing of such Person or any of its Restricted Subsidiaries that are payable to Persons other than Parent and its Restricted Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that, without duplication:

(1) any net after-Tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded;

(3) the cumulative effect of a change in accounting principles (which shall in no case include any change in the comprehensive basis of accounting) during such period shall be excluded;

(4) (a) any net after-Tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, provided that, notwithstanding anything to the contrary herein or in any classification under GAAP of any person, business, assets or operations in respect of which a definitive agreement for the disposition, abandonment, transfer, closure or discontinuation of operations thereof has been entered into as discontinued operations, at Parent’s option, no pro forma effect shall be given to any discontinued operations (and the income or loss attributable to any such person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition, abandonment, transfer, closure or discontinuation of operations shall have been consummated, (b) any net after-Tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations and (c) any net after-Tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(5) any net after-Tax gains or losses, or any subsequent charges or expenses (less all fees and expenses or charges relating thereto), attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(6) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(7) solely for the purpose of calculating the Cumulative Credit, the Net Income for such period of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such Person or a Subsidiary of such Person (subject to the provisions of this clause (7)), to the extent not already included therein;

(8) any impairment charge or asset write-off with respect to long-term assets and amortization of intangibles, in each case pursuant to GAAP, shall be excluded;

(9) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales to employees, officers or directors of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights shall be excluded;

(10) any (a) non-cash compensation charges or (b) non-cash costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Acquisition Date of officers, directors and employees, in each case of such Person or any of its Subsidiaries, shall be excluded;

(11) accruals and reserves that are established or adjusted within 12 months after the Acquisition Date (excluding any such accruals or reserves to the extent that they represent an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(12) the Net Income of any person and its Subsidiaries shall be calculated by deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary;

(13) any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates, commodities or currency exchange risk, shall be excluded;

(14) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and

(15) non-cash charges for deferred Tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income).

Consolidated Net Income presented in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency during, and applied to, each fiscal quarter or each fiscal month (at Parent’s option) in the period for which Consolidated Net Income is being calculated.

“Consolidated Total Indebtedness” means, as of any date of determination, the sum of (without duplication and on a consolidated basis on such date) all Indebtedness of the type set forth in clauses (1), (2) and (5) (solely to the extent related to any Indebtedness specified in such clauses (1) and (2) of the definition of “Indebtedness”) of the definition of “Indebtedness”; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements.

“Consolidated Total Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) the principal amount of Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis) less the Unrestricted Cash Amount as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date.

In the event that Parent or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems any Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Total Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Total Net Leverage Ratio is made (the “Consolidated Total Net Leverage Calculation Date”), then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that Parent or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Total Net Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, cost savings or synergies reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the aggregate amount of adjustments in respect of pro forma operating improvements, cost savings or synergies shall not exceed 20% of EBITDA for such period prior to giving effect to such pro forma operating improvements, cost savings or synergies for such period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Debt Cash” means cash maintained on Parent’s balance sheet for the repayment of the Convertible Notes.

“Convertible Notes” mean Parent’s existing 1.875% Exchangeable Senior Notes due August 15, 2021.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

“Credit Agreement” means (i) the Initial Credit Agreement, as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of

“Credit Agreement”) and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents (including, without limitation, intercreditor agreements) relating thereto, as amended, supplemented, restated, renewed, refunded, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, monitor or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate of the Issuer, setting forth such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent disposition of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of Parent or any direct or indirect parent of Parent (other than Disqualified Stock), that is issued for cash (other than to Parent or any of its Subsidiaries or an employee stock ownership plan or trust established by Parent or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding and other than as a result of a change of control or asset sale; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or direct or indirect parent entity or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Drug Acquisition” means any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market, and related property or assets, but not of Equity Interests in any Person or any operating business unit.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

(1) the sum of, without duplication, in each case, to the extent deducted in calculating or otherwise reducing Consolidated Net Income for such period:

(a) provision for Taxes based on income, profits or capital of such Person and its Restricted Subsidiaries for such period, without duplication, including, without limitation, state franchise and similar Taxes, and foreign withholding Taxes; plus

(b) (x) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period and (y) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of any Restricted Subsidiary of such Person or any Disqualified Stock of such Person and its Restricted Subsidiaries; plus

(c) depreciation, amortization (including amortization of intangibles, deferred financing fees and actuarial gains and losses related to pensions and other post-employment benefits, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash charges or expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

(d) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of Parent (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(e) any non-cash losses related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks associated with the Notes, the Convertible Notes, the Existing Credit Agreement or the Credit Agreement; plus

(f) Milestone Payments and Upfront Payments; plus

(g) acquired in-process research and development expenses in connection with the acquisition by such Person and any of its Subsidiaries of any assets; plus

(h) adjustments relating to purchase price allocation accounting; plus

(i) restructuring charges or reserves, including any one-time costs incurred in connection with Investments and costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses; plus

(j) costs paid and expenses incurred in connection with litigation settlements; plus

(k) unrealized mark-to-market losses on equity and securities investments; minus

(2) the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:

(a) non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period that reduced EBITDA in an earlier period and any items for which cash was received in any prior period); plus

(b) any non-cash gains related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks associated with the Notes, the Convertible Notes, the Existing Credit Agreement or the Credit Agreement; plus

(c) unrealized mark-to-market gains on equity and securities investments; plus

(d) interest income (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense); plus

(e) income tax credits and refunds (to the extent not netted from Tax expense), in each case on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for Taxes based on the income or profits of, the Consolidated Interest Expense of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Restricted Subsidiary (other than any Wholly Owned Subsidiary) of Parent will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute EBITDA (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of such Person, and (B) only to the extent that a corresponding amount of the Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended or distributed to Parent by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). For all purposes under the Notes Documents, to the extent any Equity Interests of GW Pharmaceuticals are owned by a depositary, any obligation in respect of such Equity Interests may be satisfied by taking the equivalent action in respect of any depositary receipts in respect of such Equity Interests; provided that the beneficial owner of such depositary receipts will pledge to the Collateral Trustee all of its rights to such depositary receipts pursuant to arrangements to be agreed between Parent and the Administrative Representative.

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s Capital Stock registered on Form F-4, S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by Parent after the Acquisition Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of Parent or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Parent, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.

“Excluded Property” means (1) (x) any leasehold interest in real property, (y) any interest in fee-owned real property owned by any U.S. Grantor and (z) any interest in fee-owned real property owned by any Foreign Grantor with a Fair Market Value less than $25.0 million (unless a security interest in such real property can be perfected without additional perfection steps); (2) motor vehicles and other assets subject to certificates of title (except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps); (3) letter of credit rights (except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps); (4) Commercial Tort Claims (as defined in the Uniform Commercial Code) with a value of less than $10 million (except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps); (5) any lease, license or other similar agreement or any property subject to a purchase money security interest, capital lease or similar arrangement, in each case, not prohibited by the Indenture, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or other agreement or purchase money arrangement, capital lease, or similar arrangement or create a right of termination in favor of any other party thereto (other than a Grantor) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition; (6) any U.S. intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (7) any governmental licenses or state or local franchises, licenses, permits, charters and authorizations, to the extent security interests therein are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law; (8) any Equity Interests of (a) Unrestricted Subsidiaries, (b) any Immaterial Subsidiary, (c) any Insurance Subsidiary, (d) any not-for-profit subsidiaries, (e) any employee benefit trust company and (f) any person that is not a borrower under the Initial Credit Agreement or a Wholly Owned Subsidiary to the extent the granting of a security interest therein would violate the terms of such person’s organizational documents or any shareholders’ agreement or joint venture agreement relating to such person (after giving effect to applicable anti-assignment provisions of the UCC or other applicable law); (9) receivables and related assets securing any Qualified Receivables Facility in compliance with clause (16) of the definition of “Permitted Liens”; (10) any assets to the extent a pledge thereof would be prohibited by applicable law, rule or regulation after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, or by any applicable contractual requirement in existence on the Acquisition Date or otherwise not prohibited by the Indenture, that is binding on and related to such asset on the date of the acquisition of such subsidiary that owns such assets (not created in contemplation of the acquisition by Parent of such subsidiary) (and only for so long as such restriction or any replacement or renewal thereof is in effect) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law; (11) Margin Stock; and (12) any assets as to which the Administrative Representative reasonably determines in consultation with Parent that the costs or other consequences (including, without limitations, tax consequences) of obtaining a security interest are excessive in relation to the value of the security afforded thereby; provided that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clause (1) through (12) (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (1) through (12)).

“Excluded Subsidiary” means:

(a) each Immaterial Subsidiary,

(b) each Subsidiary that is not a Wholly Owned Subsidiary (but only for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),

(c) each Subsidiary that is prohibited from guaranteeing the Notes by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or secure the Notes Obligations (unless such consent, approval, license or authorization has been received),

(d) each Subsidiary that is prohibited by any applicable contractual requirement not prohibited under this Indenture from guaranteeing the Notes on the Issue Date or at the time such Subsidiary becomes a Subsidiary (not created in contemplated of the acquisition by Parent of such Subsidiary) from guaranteeing the Notes (and only for so long as such restriction or any replacement or renewal thereof is in effect),

(e) any Receivables Entity,

(f) any Foreign Subsidiary for which the provision of the Guarantee could reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, but only if such Subsidiary and Parent shall have used reasonable efforts to overcome any such obstacle to the provision of such Guarantee,

(g) any Subsidiary with respect to which the Issuer has reasonably determined that the cost or other consequences (including Tax consequences) of providing a Guarantee of or granting Liens to secure the Notes Obligations are likely to be excessive in relation to the value afforded thereby,

(h) each Unrestricted Subsidiary,

(i) GWP Trustee Company Limited, and

(i) each Insurance Subsidiary;

provided that notwithstanding the foregoing, neither the Issuer nor any Subsidiary that is a borrower or guarantor in respect of the Initial Credit Agreement shall be an Excluded Subsidiary; provided further that it is acknowledged that, as of the Acquisition Date, each Subsidiary of GW Pharmaceuticals incorporated in Australia, France, Germany, Italy, Japan, the Netherlands and Spain is an Excluded Subsidiary pursuant to clause (a) or (g) above.

“Exclusive License” means, with respect to any drug or pharmaceutical product, any license to develop, commercialize, sell, market and promote such drug or pharmaceutical product with a term greater than five (5) years (unless terminable prior to such time without material penalty or premium by the Issuer or any Guarantor, as applicable) and which provides for exclusive rights to develop, commercialize, sell, market and promote such drug or product within the United States; provided that the following shall not be an “Exclusive License” or another “Investment”: (a) any license to import, export, distribute or sell any such drug or product on an exclusive basis within any particular geographic region or territory, (b) any licenses, which may be exclusive, to manufacture or package any such drug or product, (c) any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product, (d) any non-exclusive license and (e) any co-commercialization agreement.

“Existing Credit Agreement” means that certain Credit Agreement by and among Parent, Bank of America, N.A., as Collateral Agent and Administrative Agent, and the other parties thereto, dated as of June 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the Acquisition Date) (including any refinancing, renewal, replacement, amendment, amendment and restatement or extension thereof prior to the Acquisition Date).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, senior vice president of finance, treasurer, controller or other director or executive responsible for the financial affairs of such Person.

“First Lien Indebtedness” means any Consolidated Total Indebtedness secured by a Lien on the Collateral (other than Junior Priority Liens).

“First Lien Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) the principal amount of First Lien Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis) less the Unrestricted Cash Amount as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred.

In the event that Parent or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems any Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the First Lien Net Leverage Ratio is being calculated but prior to the event for which the calculation of the First Lien Net Leverage Ratio is made (the “First Lien Net Leverage Calculation Date”), then the First Lien Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that, the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

The First Lien Net Leverage Ratio shall also be subject to the adjustments in Section 4.03(c)(2).

For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that Parent or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the First Lien Net Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the First Lien Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the First Lien Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, cost savings or synergies reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the aggregate amount of adjustments in respect of pro forma operating improvements, cost savings or synergies shall not exceed 20% of EBITDA for such period prior to giving effect to such pro forma operating improvements, cost savings or synergies for such period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period. “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

In the event that Parent or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Qualified Receivables Facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

The Fixed Charge Coverage Ratio shall also be subject to the adjustments described in Section 4.03(c)(2)(A) and, for purposes of Section 4.03(a) only, Section 4.03(c)(2)(B) of this Indenture.

For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that Parent or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, cost savings or synergies reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the aggregate amount of adjustments in respect of pro forma operating improvements, cost savings or synergies shall not exceed 20% of EBITDA for such period prior to giving effect to such pro forma operating improvements, cost savings or synergies for such period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person and its Restricted Subsidiaries for such period and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Grantor” means Parent and any other Grantor that is a Foreign Subsidiary.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (including but not limited to the Financial Conduct Authority, the Prudential Regulation Authority, and any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means collectively, the Issuer and the Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.

“Guarantor” means (x) Parent, (y) each Subsidiary of Parent that provides a Guarantee as of the Issue Date and (z) any Subsidiary of Parent that Incurs a Guarantee thereafter; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“GW Pharmaceuticals” means GW Pharmaceuticals plc, a public limited company incorporated in England and Wales, and any successors thereto (including, for the avoidance of doubt, following the re-registration of GW Pharmaceuticals plc as a private limited company, GW Pharmaceuticals Limited).

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any direct or indirect parent thereof or any of the Restricted Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means obligations in respect of any Hedging Agreement.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of Parent that, as of the last day of the fiscal quarter of Parent most recently ended, (a) did not have assets with a value in excess of 5.0% of Total Assets or revenues (excluding intercompany revenues) representing in excess of 5.0% of total revenues (excluding intercompany revenues) of Parent and its Restricted Subsidiaries on a consolidated basis as of such date and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of Total Assets or revenues (excluding intercompany revenues) representing in excess of 10.0% of total revenues (excluding intercompany revenues) of Parent and its Restricted Subsidiaries on a consolidated basis as of such date.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” of any Person means, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors Incurred in the ordinary course of business), (3) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business), (4) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except any such balance that (a) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (b) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (c) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (5) all guarantees by such Person of Indebtedness of others, (6) all Capitalized Lease Obligations of such Person, (7) Hedging Obligations, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (8) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (9) the principal component of all obligations of such Person in respect of bankers’ acceptances, (10) [reserved], (11) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed and (12) all Attributable Receivables Indebtedness with respect to Qualified Receivables Facilities. The amount of Indebtedness of any Person for purposes of clause (11) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby. Notwithstanding anything in this definition to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (x) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (y) obligations under the Acquisition Documents, and any such amounts that would have constituted Indebtedness under this Indenture but for the application of clause (x) or (y) of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended, supplemented or otherwise modified from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Credit Agreement” means the Credit Agreement governing the New Senior Secured Credit Facilities, entered into after the Issue Date and on or prior to the Acquisition Date in connection with the Acquisition, among Parent, the Issuer, the Collateral Trustee, the other Subsidiaries of Parent party thereto as borrowers, Bank of America, N.A., as administrative agent, and the lenders or other parties thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Insurance Subsidiary” means any Subsidiary that is a so-called “captive” insurance company or insurance “cell.”

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s or “BBB-” (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody’s and/or S&P has not then rated the Notes.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person , or any acquisition of an Exclusive License. The amount of an Investment in an Exclusive License shall be limited to the aggregate cash paid by Parent or any Restricted Subsidiary on or prior to the consummation of an Exclusive License (and which, for the avoidance of doubt, shall not include any purchase price adjustment, licensing payment, royalty, earnout, Milestone Payment, contingent payment, back-end payment or any other deferred payment or any payments related to profit sharing). For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have an “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) its “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer.

“Issue Date” means the date on which the Initial Notes are issued.

“Issuer” means, Jazz Securities Designated Activity Company, a designated activity company incorporated in Ireland, until a Successor Company replaces it and, thereafter, means the Successor Company, in accordance with Section 5.01.

“Junior Priority Liens” means any Liens on Collateral, which Liens are contractually junior to the Liens securing the Notes pursuant to the Collateral Trust Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by means of a merger, amalgamation or consolidation, by Parent or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by Parent or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Luxembourg Guarantor” means Jazz Financing Lux S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B178623 and any other entities established or incorporated or located or whose centre of administration is located in the Grand Duchy of Luxembourg which becomes a Guarantor under this Indenture.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Subsidiary” means each Wholly Owned Subsidiary that is not an Immaterial Subsidiary.

“Milestone Payments” means payments made under Contractual Obligations existing during the period of twelve months ending on the Issue Date or Contractual Obligations arising thereafter, in each case in connection with any Permitted Investment or other acquisition or option with respect thereto (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets) to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, Taxes paid or payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the assets subject to such Asset Sale required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by Parent and its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent and its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction. Notwithstanding the foregoing, Net Proceeds shall not include the aggregate cash proceeds received from a sale of Exclusive Licenses in an amount not to exceed in a given fiscal year the greater of $100 million and 1.0% of Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

“New Senior Secured Credit Facilities” means the senior secured credit facilities to be incurred by Parent and certain of its Subsidiaries on or after the Issue Date and on or prior to the Acquisition Date to fund, together with the net proceeds of the Notes, the Refinancing and the Acquisition, having the terms described in this Offering Memorandum as such terms may be modified prior to the entry into the Initial Credit Agreement.

“Notes” means the (i) Initial Notes and (ii) the Additional Notes issued from time to time.

“Notes Documents” means this Indenture, the Notes, the Guarantees and the Collateral Documents.

“Notes Obligations” means Obligations in respect of the Notes (including, if applicable, the Applicable Premium), this Indenture, the Guarantees, and the Collateral Documents.

“Notes Secured Parties” means the Collateral Trustee, the Trustee and the holders of the Notes.

“Obligations” means any principal, interest, premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including, interest, fees and expenses accruing after commencement of a bankruptcy or reorganization proceeding, whether or not a claim for interest, fees or expenses is allowed or allowable in such proceeding).

“Offering Memorandum” means the offering memorandum dated April 22, 2021 relating to the issuance of the Initial Notes.

“Officer” means, with respect to any Person, as applicable, the chief executive officer, president, senior vice president, vice president, chief financial officer, treasurer or controller of such Person or, in the case of a Guarantor incorporated under the laws of England and Wales, any director or duly appointed authorized signatory of such Person and, in the case of any other Guarantor incorporated, registered or organized outside of the United States, any duly appointed authorized signatory or any director or managing member of such person that has been designated in writing by Parent as being so authorized. Any document delivered pursuant to this Indenture, Notes or Collateral Documents that is signed by an Officer of the Issuer or a Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Officer shall be conclusively presumed to have acted on behalf of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer of such Person.

“Opinion of Counsel” means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.

“Parent” means Jazz Pharmaceuticals plc, a public limited company incorporated in Ireland, and its successors.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority to the Liens securing such specified Indebtedness on specified Collateral (without regard to control of remedies) pursuant to and in accordance with the Collateral Trust Agreement. Unless specified otherwise, Pari Passu Lien Priority means relative to the Notes.

“Permitted Investments” means:

(1) any Investment in Parent or any Restricted Subsidiary; provided that the aggregate amount of Investments made by the Issuer and the Guarantors in Restricted Subsidiaries (other than the Issuer) that are not Guarantors made following the Issue Date under this clause (1) shall not exceed the greater of $350 million and 3.5% of Total Assets;

(2) any Investment in Cash Equivalents;

(3) any Investment by Parent or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment of Parent or any of its Subsidiaries existing on, or made pursuant to binding commitments existing on, the Issue Date, or of GW Pharmaceuticals or any of its Subsidiaries existing on, or made pursuant to binding commitments existing on, the Acquisition Date, or in each case, any extension, modification or renewal of any such Investment; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or Acquisition Date, as applicable, or (y) as otherwise permitted under this Indenture;

(6) loans and advances to officers, directors, employees or consultants of Parent or any of its Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $10 million at the time of Incurrence, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

(7) any Investment acquired by Parent or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Parent or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Parent of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.03(b)(x);

(9) any customary upfront milestone, marketing or other funding payment consistent with past and/or industry practice to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(10) additional Investments by Parent or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) the greater of $1,300 million and 13% of Total Assets as of the date of such Investment plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not Parent or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Parent or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be Parent or a Restricted Subsidiary;

(11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B) and (xvi) of Section 4.07(b));

(14) guarantees issued in accordance with Section 4.03 and Section 4.11, including, without limitation, any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of Parent or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(16) Exclusive Licenses from a Restricted Subsidiary that is not the Issuer or a Guarantor to the Issuer or a Guarantor of rights to a drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses;

(17) Investments consisting of transfers of Permitted Receivables Facility Assets or arising as a result of Qualified Receivables Facilities;

(18) Investments of a Restricted Subsidiary (including Exclusive Licenses) acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Parent or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(20) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Parent or the Restricted Subsidiaries;

(21) any Investment in any Subsidiary of Parent or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(22) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(23) additional Investments in joint ventures and Unrestricted Subsidiaries not to exceed the sum of (A) the greater of $350 million and 3.50% of Total Assets when made, plus (B) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (23) for so long as such Person continues to be a Restricted Subsidiary;

(24) any Investment in fixed income or other assets by any Insurance Subsidiary consistent with customary practices of portfolio management;

(25) the purchase by Parent or any Restricted Subsidiary of any call option (or similar instrument) to purchase Equity Interests (other than Disqualified Stock) of Parent entered into contemporaneously and otherwise in connection with the issuance of convertible or exchangeable debt securities otherwise permitted to be issued under this Indenture;

(26) any Investment in Insurance Subsidiaries (a) that are required by law or applicable regulators, (b) (i) in an aggregate amount for all such Investments not to exceed the greater of $50,000,000 and 0.50% of Total Assets when made plus (ii) an aggregate amount equal to any cash returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (excluding any returns in excess of the amount originally invested) pursuant to clause (b)(i) to the extent such amounts do not increase the Cumulative Credit or (c) constituting letters of credit permitted under Section 4.03(b)(xxix) and

(27) any acquisition of an Exclusive License if no Event of Default shall have occurred and be continuing immediately after giving effect thereto or would result therefrom.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits and other Liens granted by such Person under workmens’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for Taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and for which the applicable Person has set aside on its books adequate reserves therefor in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor permitted to be Incurred pursuant to Section 4.03;

(B) (x) Liens that have Pari Passu Lien Priority securing Indebtedness Incurred pursuant to Section 4.03(b)(i); (y) Liens that have Pari Passu Lien Priority securing any other Indebtedness permitted to be Incurred under this Indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the First Lien Net Leverage Ratio of Parent does not exceed 4.10 to 1.00; and (z) Junior Priority Liens securing Indebtedness permitted to be Incurred under this Indenture; and

(C) Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (iv), (xiv) (to the extent such guarantees are issued in respect of any Indebtedness secured or permitted to be secured by a Permitted Lien) or (xvi) (in the case of Liens that have Pari Passu Lien Priority, solely to the extent the First Lien Net Leverage Ratio of Parent, after giving pro forma effect thereto, does not exceed 4.10 to 1.00 or is no more than the First Lien Net Leverage Ratio immediately prior to such incurrence) of Section 4.03(b); and

(7) Liens existing (x) on the assets or property of Parent or any of its Subsidiaries on the Issue Date (excluding the Liens described under clause (36) below) or (y) on the assets or property of GW Pharmaceuticals or any of its Subsidiaries on the Acquisition Date;

(8) Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9) Liens on assets or property at the time Parent or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Parent or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10) Liens securing Indebtedness or other obligations of Parent or a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations not Incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property, if any, securing such Indebtedness, property securing other Indebtedness or cash and Cash Equivalents;

(12) Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Parent or any of the Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

(15) Liens in favor of Parent or any Guarantor;

(16) Liens in respect of Qualified Receivables Facilities entered into in reliance on Section 4.03(b)(xvii) that extend only to Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity;

(17) pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B)(y), (7), (8), (9), (15), (25) and (37) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount (but only to the extent the undrawn portion of such commitment was deemed to be secured Indebtedness on such date in accordance with the Section 4.03(c)(2)) of the applicable Indebtedness described under clauses (6), (7), (8), (9), (15) and (25) at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

(21) Liens on equipment of Parent or any Restricted Subsidiary granted in the ordinary course of business to Parent’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(24) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25) other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) (and by any Liens incurred under clause (20) hereof with respect to any refinancing, refunding, extension, renewal or replacement of any Indebtedness secured by any Lien referred to in this clause (25)) that are at that time outstanding, exceed the greater of $500 million and 5.00% of Total Assets at the time of Incurrence;

(26) in the case of (A) any Subsidiary of Parent that is not a Wholly Owned Subsidiary or (b) the Equity Interests in any Person that is not a Subsidiary of Parent, any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests in such subsidiary or such other Person set forth in the organization documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement;

(27) Liens on any amounts held by a trustee (i) in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Parent or any Restricted Subsidiary, (ii) under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or (iii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(28) Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(29) Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(30) Liens disclosed by the title insurance policies delivered pursuant to the Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;

(31) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any Restricted Subsidiary in the ordinary course of business;

(32) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(33) agreements to subordinate any interest of Parent or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by Parent or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(34) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(35) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(36) on and prior to the Acquisition Date, Liens securing any Indebtedness of Parent or any of its Subsidiary outstanding on the Issue Date under the Existing Credit Agreement;

(37) Liens securing the Notes issued on the Issue Date; and

(38) Liens to secure Indebtedness permitted under Section 4.03(b)(xxix).

“Permitted Receivables Facility Assets” means (i) Receivables Assets (whether now existing or arising in the future) of Parent and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to Parent and its Subsidiaries secured by Receivables Assets (whether now existing or arising in the future) and any Permitted Receivables Related Assets of Parent and its Subsidiaries which are made pursuant to a Qualified Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the relevant Qualified Receivables Facility would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Receivables Related Assets” shall mean any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables Assets and collections in respect of Receivables Assets).

“Permitted Sale/Leaseback Transaction” means (i) any Sale/Leaseback Transaction entered into prior to the Issue Date and (ii) any other Sale/Leaseback Transaction, the proceeds of which shall constitute Net Proceeds.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with a preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Receivables Facility” shall mean a receivables financing or factoring facility which is designated as a “Qualified Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge by Parent and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to Parent and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in return for cash or (ii) a bank or other financial institution, which shall finance, directly or indirectly, the Permitted Receivables Facility Assets, so long as, in the case of each of clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by Parent or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates Parent or any other Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset (other than Permitted Receivables Facility Assets, Permitted Receivables Related Assets or the Equity Interests of any Receivables Entity) of Parent or any other Subsidiary (other than a Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced by delivering to the Trustee a certificate signed by a Financial Officer of the Issuer certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes, another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for S&P or Moody’s, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

“Ratings Event” means a decrease in the rating of the Notes (from the rating of the Notes by the applicable Rating Agency in effect immediately preceding the first public notice of an arrangement or agreement that would result in the applicable Change of Control) by two of the Rating Agencies, in each case, by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date from the date of the public notice of an arrangement or agreement that would result in a Change of Control until the end of the 30-day period following public notice of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the

Rating Agencies); provided that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” if the applicable Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Receivables Assets” shall mean any right to payment created by or arising from royalties, sales of goods, lease of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” shall mean any direct or indirect wholly owned Subsidiary of Parent which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither Parent nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Parent or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Parent (as determined by Parent in good faith) and (b) to which neither Parent nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced by delivering to the Trustee an officer’s certificate of Parent certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” shall mean Parent or those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Refinancing” means the repayment in full of all obligations and termination of all commitments under the Existing Credit Agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, (i) all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Parent and (ii) the Issuer shall be a Restricted Subsidiary of Parent.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Parent or a Restricted Subsidiary whereby Parent or such Restricted Subsidiary transfers such property to a Person and Parent or such Restricted Subsidiary leases it from such Person, other than leases between any of Parent and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Segregated Account” means the segregated securities account established by the Issuer at Bank of America, N.A., for the benefit of the Notes Secured Parties established pursuant to Section 3.10.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

“Similar Business” means any business the majority of whose revenues are derived from (x) business or activities conducted by Parent and its Subsidiaries on the Acquisition Date, (y) any business that is a natural outgrowth or reasonable extension, development or expansion of any business or activities conducted by Parent and its Subsidiaries on the Acquisition Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (z) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of businesses conducted by Parent and its Subsidiaries.

“Special Mandatory Redemption Date” means the date of redemption provided in the notice delivered by the Issuer pursuant to Section 3.09(b), which date shall be no later than the third Business Day following the Special Mandatory Redemption Trigger Date.

“Special Mandatory Redemption Price” means 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date, or the most recent date to which interest has been paid or provided for, to, but excluding, the Special Mandatory Redemption Date.

“Special Mandatory Redemption Trigger Date” means the earliest date on which one of the following occurs: (x) the Acquisition is consummated without entry by Parent into the Initial Credit Agreement, (y) the Acquisition has not been consummated on or before the End Date (as defined in the Acquisition Agreement) (including any date to which the End Date is extended pursuant to the terms of the Acquisition Agreement) or (z) the Acquisition Agreement is terminated in accordance with its terms or the Acquisition is otherwise abandoned.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent or any of its Subsidiaries in connection with a Qualified Receivables Facility which the Issuer has determined in good faith to be reasonably customary in the commercial paper, term securitization or structured lending market.

“Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the final payment of principal of such Note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee; provided, however, that no guarantee of Indebtedness which Indebtedness does not itself constitute Subordinated Indebtedness shall constitute Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless the context otherwise requires, a “Subsidiary” refers to a Subsidiary of Parent.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Total Assets” means the total consolidated assets of Parent and its Restricted Subsidiaries, as shown on the most recent balance sheet of Parent, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Transactions” means (a) the issuance and sale of the Notes pursuant to the Offering Memorandum, (b) the Incurrence of Indebtedness under the Initial Credit Agreement and other transactions to occur pursuant to or in connection with the Initial Credit Agreement on or prior to the Acquisition Date, (c) the Refinancing, (d) the consummation of the Acquisition and the other transactions to occur pursuant to or in connection with the Acquisition Agreement on or prior to the Acquisition Date and (e) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Treasury Rate” means the average during the most recent week that has ended at least two Business Days prior to the applicable redemption date (or in the case of a satisfaction and discharge, two Business Days prior to the deposit of funds with the Trustee or any paying agent) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2024; provided, however, that if the period from such redemption date to July 15, 2024, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable state.

“Unrestricted Cash” shall mean cash and Cash Equivalents of Parent or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Parent or any of its Subsidiaries.

“Unrestricted Cash Amount” means, on any date, the lesser of (i) $350 million (plus, solely for the purposes of calculating the Consolidated Total Net Leverage Ratio and the First Lien Net Leverage Ratio while the Convertible Notes remain outstanding, the Convertible Debt Cash) and (ii) the aggregate amount of Unrestricted Cash on such date.

“Unrestricted Subsidiary” means:

(1) Orphan Medical, LLC, a Delaware limited liability company;

(2) any Subsidiary of Parent (other than the Issuer or any direct or indirect parent company thereof) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

Parent may designate any of its Subsidiaries (other than the Issuer or any direct or indirect parent company thereof) (including any newly acquired or newly formed Subsidiary of Parent) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Parent or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any of the Restricted Subsidiaries other than Permitted Liens described in clause (18) of the definition thereof unless otherwise permitted under Section 4.04; provided, further, however, that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio of Parent would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Parent, giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Upfront Payments” means any upfront or similar payments made during the period of twelve months ending on the Issue Date or arising thereafter in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Drug Acquisition.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Grantor” means a Grantor that is a Domestic Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Section
$1.03(g)
Additional Amounts	2.14
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Applicable Law	13.17
Asset Sale Offer	4.06(b)
Authentication Order	2.03
Change of Control Offer	4.08(b)
Clearstream	Appendix A
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.16
defeasance trust	8.02(a)(i)
Definitive Note	Appendix A
Depository	Appendix A
Designated Commitment	4.03(c)
Documentary Taxes	2.14
Euroclear	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)
Excluded Taxes	2.14
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
incorporated provision	13.01
Initial Notes	Preamble
Interest Payment Date	Exhibit A
legal defeasance option	8.01(b)
Notes Custodian	Appendix A
Notice of Default	6.01
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)(i)

Term	Section
protected purchaser	2.08
QIB	Appendix A
Record Date	Exhibit A
Refinancing Indebtedness	4.03(b)(xv)
Refunding Capital Stock	4.04(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Regulation S Permanent Global Notes	Appendix A
Regulation S Temporary Global Notes	Appendix A
Relevant Taxing Jurisdiction	2.14
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Retired Capital Stock	4.04(b)(ii)
Reversion Date	4.16
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Second Commitment	4.06(b)
Successor Company	5.01(a)(i)
Successor Person	5.01(b)(i)
Suspended Covenants	4.16
Suspension Period	4.16
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
U.S. dollars	1.03(g)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(g) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h) all references to Articles, Sections, Schedules, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Appendices to, this Indenture;

(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(j) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(k) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(l) any reference in this Indenture to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04 No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

ARTICLE II

THE NOTES

SECTION 2.01 Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $1,500,000,000.

The Issuer may from time to time after the Acquisition Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes and the Liens securing such Indebtedness are at such time permitted by Sections 4.03 and 4.12 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06(e), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate of the Issuer or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of the Issuer or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes will be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the Indenture, references to the Notes include any Additional Notes actually issued.

SECTION 2.02 Form and Dating. Provisions relating to the Initial Notes and any Additional Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in fully registered form, without coupons, in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”) (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $1,500,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $200,000 and integral multiples of $1,000 in excess thereof.

The Notes (in global or definitive form) shall be signed by the Issuer. One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described immediately below) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04 Registrar and Paying Agent.

(a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b) Upon written request from the Issuer, the Registrar shall provide the Issuer with a copy of the register for the Notes to enable it to maintain a register of the Notes at its registered office. Further, the Registrar(s) shall provide a copy of the register upon written request after any amendment has been made to the register(s).

(c) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

(d) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05 Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Note, the Issuer shall deposit with the Paying Agent (or if Parent or a Subsidiary thereof is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

SECTION 2.07 Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges payable on transfer that are required by law in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those paid pursuant to Section 2.08, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12 CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.13 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 13.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Section 2.13 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

SECTION 2.14 Additional Amounts. All payments made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless required by law or the official interpretation or administration thereof. If any such withholding or deduction is required by any applicable withholding agent for or on account of Taxes imposed by (i) Ireland, (ii) any jurisdiction from or through which such payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any paying agent) or (iii) any other jurisdiction in which the Issuer or a Guarantor is incorporated, organized, resident or engaged in business for Tax purposes (each of (i), (ii), (iii) and any political subdivision thereof, a “Relevant Taxing Jurisdiction”), in respect of any payment made under or with respect to the Notes or under any Guarantee (including payments of principal, redemption price, interest or premium (if any)), subject to the limitations described below, the Issuer or such Guarantor, as the case may be, will pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each beneficial owner of Notes after such withholding or deduction (including any withholding or deduction attributable to such Additional Amounts) will equal the amount the beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to (referred to herein as “Excluded Taxes”):

(1)

any Tax, to the extent such Tax would not have been imposed, withheld, deducted or levied but for any actual or deemed present or former connection between the holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) of such Notes and the Relevant Taxing Jurisdiction (including, without limitation, being or having been a citizen, national or resident of, or incorporated or carrying on a business in or having or having had a permanent establishment in the Relevant Taxing Jurisdiction) other than a connection arising solely from the acquisition, ownership, holding or disposition of the Notes, the enforcement of rights under the Notes or any Guarantee or the receipt of payments under or in respect of the Notes or any Guarantee;

(2)

any Tax, to the extent such Tax would not have been imposed, withheld, deducted or levied but for the failure of the holder or beneficial owner of the Notes to comply with any reasonable written request of the Issuer addressed to the holder or beneficial owner and made at least 90 days before any such withholding or deduction would be payable, to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner, which are required by applicable law, treaty, regulation or official administrative guidance of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, all or part of such Tax (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction) but in each case, only to the extent such holder or beneficial owner is legally eligible to provide such certification or other documentation;

(3)

any Tax that would not have been imposed, withheld, deducted or levied if the presentation of Notes (where Notes are in the form of certificated Notes and presentation is required) for payment had occurred within 30 days after the date such payment became due and payable, or was duly provided for and notice thereof given to holders, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts had the Note been presented within such 30-day period);

(4)	any estate, inheritance, gift, transfer, capital gains, personal property, wealth, value added, sales or similar Tax;

(5)

any Tax that could have been avoided by the presentation of Notes (where Notes are in the form of certificated Notes and presentation is required) for payment to another reasonably available paying agent;

(6)	any Tax payable other than by deduction or withholding from payments under, or with respect to, the Notes or the Guarantee;

(7)

any Taxes which are imposed, withheld, deducted or levied with respect to, or payable by, a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(8)

any Taxes imposed, withheld, levied or deducted pursuant to Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code as of the Issue Date (or any amended or successor version described above), or any intergovernmental agreements, treaties, conventions or similar agreements (and any related laws or other official rules or administrative guidance) implementing the foregoing in any jurisdiction;

(9)

any withholding or deduction imposed on a payment to or for the immediate benefit of an individual beneficial owner who is a Luxembourg resident pursuant to the Luxembourg law of 23 December 2005 on the taxation of savings, as amended; or

(10)	any combination of clauses (1) through (9) above.

The applicable withholding agent will (i) make any required withholding or deduction and (ii) timely remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Upon request, the Issuer or any Guarantor, as applicable, will use reasonable efforts to obtain certified copies of Tax receipts evidencing the payment of Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If certified copies of such Tax receipts are not reasonably obtainable, upon request, the Issuer or such Guarantor, as applicable, shall provide the Trustee with other evidence of payment reasonably satisfactory to the Trustee. Such certified copies or other evidence shall be made available to holders upon request.

Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, premium (if any) or interest or of any other amount payable under or with respect to any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, issue, registration, court or documentary Taxes, or any other excise, property or similar Taxes, that arise in any jurisdiction from the execution, issuance, delivery, registration or enforcement of the Notes, any Guarantee, the Indenture, or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes or the Guarantees (“Documentary Taxes”), provided that the Issuer will not be liable for (i) any Ireland registration duties, which would become payable as a result of the registration, by any holder, of the documents relating to the Notes, any Guarantee, the Indenture, or any other document or instrument referred to therein, when such registration is not required to enforce that holder’s rights under the documents relating to the Notes, any Guarantee, the Indenture, or any other document or instrument referred to therein, or for (ii) any cost, loss or liability incurred in relation to Luxembourg stamp duty, registration and other similar Taxes which arise in respect of (A) any assignment, transfer, sub-participation or sub-contract of a holder’s rights or obligations under the documents relating to the Notes, any Guarantee, the Indenture, or any other document or instrument referred to therein or (B) any voluntary registration, by any holder, in Luxembourg of any documents relating to the Notes, any Guarantee, the Indenture, or any other document or instrument referred to therein payable due to registration of such document (droits d’enregistrement) when such registration is made on a purely voluntary basis by such holder (i.e., such registration is or was not required to maintain or preserve the rights of any holder under the relevant document). For the avoidance of doubt, the obligation provided in this paragraph shall not include any Documentary Taxes resulting from the transfer of Notes in the ordinary course.

The Issuer and Guarantors, jointly and severally, will indemnify each Trustee (including the Collateral Trustee), holder and beneficial owner of the Notes for and hold them harmless against the full amount of (i) any Taxes, other than Excluded Taxes, paid by or on behalf of such Trustee, holder or beneficial owner in connection with payments made under or with respect to the Notes or the Guarantees and (ii) any Taxes, other than Excluded Taxes, levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii). A certificate as to the amount of such requested indemnification, delivered by such Trustee, holder or beneficial owner, shall be conclusive absent manifest error.

The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture, and will apply mutatis mutandis to any successor to the Issuer or any Guarantor and to any jurisdiction in which any such successor is incorporated, organized, resident or engaged in business for Tax purposes, or any jurisdiction from or through which payment on the Notes or any Guarantee is made by or on behalf of any such successor (including, without limitation, the jurisdiction of any paying agent), and any political subdivision or taxing authority thereof or therein.

ARTICLE III

REDEMPTION AND SECURITY IN SEGREGATED ACCOUNT

SECTION 3.01 Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Initial Notes shall also be subject to mandatory redemption as provided in Section 3.09.

SECTION 3.02 Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

SECTION 3.03 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Issuer shall notify the Trustee in an Officers’ Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this Section 3.03 at least 15 days but not more than 60 days (or such shorter period as may be agreed by the Trustee) before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note. The Issuer may also include a request in such Officers’ Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the form of such notice containing the information required by Section 3.05. Any such request and the notice of redemption to be delivered shall be received in writing by the Trustee at least five (5) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date on which such notice is to be given. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

SECTION 3.04 Selection of Notes to Be Redeemed. In the case of any partial redemption of Notes, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of $200,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $200,000. Notes and portions of them the Trustee selects shall be in amounts of $200,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05 Notice of Optional Redemption.

(a) At least 15 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuer shall mail or cause to be mailed by first-class mail, or delivered electronically if held by the Depository, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.

Any such notice shall identify the Notes including CUSIP numbers to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to, but excluding, the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest;

(v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix) any conditions precedent, in accordance with Section 3.05(c) below.

(b) At the Issuer’s request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee in writing of such request and provide the Trustee with the notice to be delivered at least five (5) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders. Such notice shall be in writing and may be sent to the Trustee via electronic mail.

(c) Any redemption and notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent. Any such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, and such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as otherwise expressly provided in Paragraph 5 of the Notes and subject to Section 3.05(c) above. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

SECTION 3.07 Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes or portions thereof to be redeemed.

SECTION 3.08 Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

SECTION 3.09 Special Mandatory Redemption.

(a) The Issuer will be required, on the Special Mandatory Redemption Date, to redeem all of the Notes outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) The Issuer will send a notice of special mandatory redemption, with a copy to the Trustee, not later than one Business Day after the occurrence of a Special Mandatory Redemption Trigger Date to each holder of the Notes at its registered address, or deliver such notice electronically through the Depository if the Notes are held by the Depository. The notice will specify the Special Mandatory Redemption Date, which may not be the same Business Day as the date the notice is sent. If funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the paying agent on or before the Special Mandatory Redemption Date, then on and after such date, the Notes will cease to bear interest, and all rights under the Notes will terminate.

SECTION 3.10 Segregated Account.

(a) Maintenance of Segregated Account. The Issuer shall establish and maintain a segregated securities account with Bank of America, N.A., for the benefit of the Notes Secured Parties. The net proceeds of the Initial Notes shall, prior to consummation of the Acquisition, be held by the Issuer in the Segregated Account.

(b) Grant of Security Interest. As security for the due and punctual payment when due of the Notes Obligations, the Issuer hereby pledges, assigns and grants to the Collateral Trustee, for its benefit and for the benefit of the Notes Secured Parties, a continuing security interest in, and lien on, all of the Issuer’s rights, title and interest in the Segregated Account and all funds and property held in the Segregated Account, and all proceeds thereof (collectively with the Segregated Account, the “Specified Collateral”).

(c) Perfection of Security Interest. The Issuer hereby agrees to file in the District of Columbia financing statements, continuation statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of the District of Columbia for the filing of any financing statement, continuations or amendment relating to Specified Collateral. The Issuer further hereby agrees to and irrevocably authorizes the Collateral Trustee to so file, but the Collateral Trustee shall have no obligation whatsoever to do so.

ARTICLE IV

COVENANTS

SECTION 4.01 Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02 Reports and Other Information.

(a) So long as any Notes are outstanding hereunder, Parent will file with the SEC (and furnish to the Trustee and holders with copies of, without cost to each holder) the following:

(i) within the time periods specified in the SEC’s rules and regulations, an annual report with the SEC on Form 10-K (or any successor comparable form);

(ii) within the time periods specified in the SEC’s rules and regulations, a quarterly report with the SEC on Form 10-Q (or any successor comparable form); and

(iii) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time periods specified in the SEC’s rules and regulations), current reports with the SEC on Form 8-K (or any successor comparable form).

If Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Parent will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. If the SEC will not accept Parent’s filings for any reason, Parent will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if Parent were required to file those reports with the SEC. Parent will not take any action for the purpose of causing the SEC not to accept any such filings. In addition to providing such information to the Trustee, Parent shall make available the information required to be provided pursuant to clauses (i) through (iii) of Section 4.02(a), by posting such information to its website or on IntraLinks or any comparable online data system or website.

(b) If Parent has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of Parent, then the annual and quarterly information required by subclauses (i) and (ii) of Section 4.02(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c) In the event that the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of Parent to report at such parent entity’s level on a consolidated basis, Parent shall have the right to satisfy its obligations in this Section 4.02 with respect to financial information relating to Parent by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in a reasonable level of detail, the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Parent and its Subsidiaries, on the one hand, and the information relating to Parent, the Guarantors and the other Subsidiaries of Parent on a standalone basis, on the other hand.

(d) In addition, Parent has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) Notwithstanding the foregoing, Parent will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the holders if Parent has filed such reports with (or furnished such reports to) the SEC via the EDGAR filing system and such reports are publicly available.

(f) Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Issuer). The Trustee shall have no responsibility for the filing, timeliness or content of any reports, information or documents. The Trustee shall have no obligation to determine whether or not such reports, information or documents have been filed pursuant to the SEC’s EDGAR filing system (or its successor) or postings to any website have occurred, and the Trustee shall have no duty to participate in or monitor any conference calls.

SECTION 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) (i) Parent shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) Parent will not permit any of the Restricted Subsidiaries (other than any Guarantor) to issue any shares of Preferred Stock; provided, however, that Parent and its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if either (i) the Fixed Charge Coverage Ratio of Parent for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 or (ii) the Consolidated Total Net Leverage Ratio of Parent for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 5.90 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate principal amount of Indebtedness incurred, and shares of Disqualified Stock and Preferred Stock issued, by Restricted Subsidiaries that are not Guarantors pursuant to this Section 4.03(a), together with any Refinancing Indebtedness thereof pursuant to clause (xv) of Section 4.03(b), shall not exceed, the greater of $350 million and 3.5% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) of Section 4.03(b), the Additional Refinancing Amount).

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) the Incurrence by Parent or any Restricted Subsidiary of Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence, together with any Refinancing Indebtedness thereof incurred pursuant to clause (xv) below, that does not exceed the greater of (x) $5,100 million; and (y) the aggregate principal amount of Consolidated Total Indebtedness that at the time of Incurrence does not cause the First Lien Net Leverage Ratio for Parent for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 4.10 to 1.00; provided, that for purposes of determining the amount of Indebtedness that may be incurred under clause (i)(y) and for purposes of any subsequent calculation of the First Lien Net Leverage Ratio, all Indebtedness incurred and outstanding under this clause (i) shall be treated as First Lien Indebtedness;

(ii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the Guarantees thereof;

(iii) Indebtedness (other than Indebtedness described in clauses (i), (ii) and (xxviii) of this Section 4.03(b)) (x) of Parent or any of its Subsidiaries in effect on the Issue Date or (y) of GW Pharmaceuticals or any of its Subsidiaries in effect on the Acquisition Date;

(iv) (A) Indebtedness (including Capitalized Lease Obligations) Incurred by Parent or any Restricted Subsidiary, Disqualified Stock issued by Parent or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 360 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Attributable Debt in respect of any Sale/Leaseback Transaction (other than any Permitted Sale/Leaseback Transaction) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $225 million and 2.25% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (B) Attributable Debt in respect of any Permitted Sale/Leaseback Transaction;

(v) Indebtedness Incurred by Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees and similar instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi) Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with the Transactions, any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of Parent to a Restricted Subsidiary or Disqualified Stock of Parent issued to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, Tax and accounting operations of Parent and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) or shares of Disqualified Stock shall be deemed, in each case, to be an Incurrence of such Indebtedness or issuance of shares of Disqualified Stock, as applicable, not permitted by this clause (vii);

(viii) shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to Parent or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock or Disqualified Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent or a Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock or Disqualified Stock not permitted by this clause (viii);

(ix) Indebtedness of a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, Tax and accounting operations of Parent and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Hedging Obligations that are not incurred for speculative purposes;

(xi) obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by Parent or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii) Indebtedness or Disqualified Stock of Parent or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xv) below, does not exceed the greater of $650 million and 6.50% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, the Additional Refinancing Amount); it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which Parent or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii);

(xiii) Indebtedness or Disqualified Stock of Parent or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred pursuant to clause (xv) hereof, not greater than 100.0% of the net cash proceeds received by Parent and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of Parent or any direct or indirect parent entity of Parent (which proceeds are retained by Parent or contributed to Parent or a Restricted Subsidiary) or cash contributed to the capital of Parent (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from Parent or any of its Subsidiaries), to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (xiii) shall cease to be deemed incurred or outstanding for purposes of this clause (xiii) but shall be deemed incurred for the purposes of Section 4.03(a) from and after the first date on which Parent or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xiii));

(xiv) any guarantee by Parent or any Restricted Subsidiary of Indebtedness or other obligations of Parent or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Parent or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (A) if such Indebtedness is by its terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee, as applicable, and (B) if such guarantee is of Indebtedness of the Issuer or any Guarantor, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11 solely to the extent Section 4.11 is applicable;

(xv) the Incurrence by Parent or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock, or by any Restricted Subsidiary of Preferred Stock, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (i), (ii), (iii), (iv), (xii), (xiii), (xv), (xvi), (xx) and (xxvi) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to Section 4.03(a) or clauses (i), (ii), (iii), (iv), (xii), (xiii), (xv), (xvi), (xx) and (xxvi) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, underwriting discounts, commissions, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any secured Indebtedness);

(2) to the extent such Refinancing Indebtedness refinances (a) Indebtedness that by its terms is subordinated in right of payment to the Notes or a Guarantee, as applicable, such Refinancing Indebtedness is by its terms subordinated in right of payment to the Notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of Parent or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi) Indebtedness, Disqualified Stock or Preferred Stock of (A) Parent or any Restricted Subsidiary Incurred to finance an acquisition or (B) Persons that are acquired by Parent or any Restricted Subsidiary or are merged, consolidated or amalgamated with or into Parent or any Restricted Subsidiary in accordance with the terms of this Indenture (so long as such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition, merger, consolidation or amalgamation); provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio of Parent would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvii) Indebtedness Incurred in connection with Qualified Receivables Facilities, including Attributable Receivables Indebtedness;

(xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xix) Indebtedness of Parent or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

(xx) Indebtedness of Restricted Subsidiaries that are not Guarantors; provided, however, that the aggregate principal amount for all such Indebtedness that, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xv) above, does not exceed the greater of $350 million and 3.5% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (xx) shall cease to be deemed Incurred or outstanding for purposes of this clause (xx) but shall be deemed Incurred for the purposes of Section 4.03(a) from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xx));

(xxi) Indebtedness of Parent or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxii) Indebtedness consisting of Indebtedness of Parent or a Restricted Subsidiary to current or former officers, directors and employees of Parent, any direct or indirect parent of Parent or any of either’s Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent or any direct or indirect parent of Parent to the extent described in Section 4.04(b)(iv);

(xxiii) Indebtedness in respect of Obligations of Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(xxiv) Indebtedness of, incurred on behalf of, or representing guarantees of Indebtedness of joint ventures, subject to compliance with Section 4.04;

(xxv) Indebtedness of Parent or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of Parent and its Restricted Subsidiaries;

(xxvi) Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit, that, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (xxvi), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xv) above, does not exceed the greater of $100 million and 1.0% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, the Additional Refinancing Amount);

(xxvii) guarantees of Indebtedness of directors, officers, employees, agents and advisors of Parent or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of loans and advances then outstanding under clause (6) of the definition of “Permitted Investments,” shall not at any time exceed $10 million;

(xxviii) on and prior to the Acquisition Date, any Indebtedness of Parent or any of its Subsidiary outstanding on the Issue Date under the Existing Credit Agreement; and

(xxix) letters of credit (whether secured or unsecured) issued on behalf of any Subsidiary for the benefit of any Insurance Subsidiary in an aggregate principal amount outstanding at any time not to exceed $100 million.

(c) For purposes of determining compliance with this Section 4.03:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxix) of Section 4.03(b) above or is entitled to be Incurred pursuant to Section 4.03(a), then the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that Indebtedness outstanding under a Credit Agreement (other than the Existing Credit Agreement) entered into on or prior to the Acquisition Date (and any secured Indebtedness representing a refinancing of such Indebtedness) shall be incurred under clause (i)(x) of Section 4.03(b) above and may not be reclassified; and

(2) (A) in connection with any Limited Condition Acquisition, at the option of the Issuer by written notice to the Trustee, any Indebtedness and/or Lien Incurred to finance such Limited Condition Acquisition shall be deemed to have been Incurred on the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into (and not at the time such Limited Condition Acquisition is consummated) and the Fixed Charge Coverage Ratio, Consolidated Total Net Leverage Ratio and/or the First Lien Net Leverage Ratio shall be tested (x) in connection with such Incurrence, as of the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into, giving pro forma effect to such Limited Condition Acquisition, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other Incurrence after the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into and prior to the earlier of the consummation of such Limited Condition Acquisition or the termination of such definitive agreement prior to the Incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Acquisition or the Incurrence of any such Indebtedness or Liens or the other transactions in connection therewith, and

(B) in connection with obtaining any commitment with respect to any Indebtedness to be Incurred under clause (i)(y) of Section 4.03(b), the Issuer may, by written notice to the Trustee at any time prior to the actual Incurrence of such Indebtedness, designate such commitment (any such commitment so designated, a “Designated Commitment”) as being Indebtedness Incurred on the date of such notice in an amount equal to such Designated Commitment (or, at the Issuer’s option, if such Designated Commitment has been permanently reduced other than as a result of the Incurrence of funded Indebtedness thereunder, such reduced amount), in which case Indebtedness in such amount shall be deemed to have been Incurred on the date of such notice and shall thereafter be deemed to be outstanding First Lien Indebtedness for purposes of any subsequent calculation of the First Lien Net Leverage Ratio, and subsequent borrowings and prepayments under such Designated Commitment shall be disregarded for all purposes of this Section 4.03 and Section 4.12 until the date such Designated Commitment is terminated.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Where any Indebtedness of any Person other than Parent and its Restricted Subsidiaries is guaranteed by one or more of Parent and its Restricted Subsidiaries, the aggregate amount of Indebtedness of Parent and its Restricted Subsidiaries deemed to be Incurred or outstanding as a result of all such guarantees shall not exceed the amount of such guaranteed Indebtedness. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount (or, if applicable, the liquidation preference, face amount, or the like) of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount (or, if applicable, the liquidation preference, face amount, or the like) of the refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, or the like) of the Indebtedness being refinanced, plus any additional Indebtedness Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, underwriting discounts, commissions, defeasance costs and fees in connection therewith.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Parent and its Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount (or, if applicable, the liquidation preference, face amount, or the like) of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

SECTION 4.04 Limitation on Restricted Payments.

(a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of any of Parent’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Parent (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Parent; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of Parent or any direct or indirect parent of Parent;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) solely in the case of a Restricted Payment described in clause (1), (2) or (3) of the definition thereof, immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i) (to the extent that such Restricted Payment would have reduced the Cumulative Credit if made at the date of the declaration or giving of notice referred to therein and without duplication of any such reduction), (ii)(C) (to the extent that the reference to clause (vi) therein operates by reference to clause (vi)(B)) and (vi)(B) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1) (a) $350 million plus (b) 50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the first fiscal quarter commencing after the Issue Date to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of measurement (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by Parent after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)) from the issue or sale of Equity Interests of Parent or any direct or indirect parent entity of Parent (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and Equity Interests issued pursuant to the Acquisition Agreement), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to Parent or a Restricted Subsidiary), plus

(3) 100% of the aggregate amount of contributions to the capital of Parent received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by Parent after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and Equity Interests issued pursuant to the Acquisition Agreement and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii), plus

(4) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of Parent or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in Parent (other than Disqualified Stock) or any direct or indirect parent of Parent (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by Parent or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by Parent or any Restricted Subsidiary (and 100% of the amount of the reduction in the amount of any guarantee by Parent or any Restricted Subsidiary to the extent the provision of such guarantee constituted a Restricted Payment) from:

(A) the sale or other disposition (other than to Parent or a Restricted Subsidiary) of Restricted Investments made in reliance on the Cumulative Credit by Parent and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Parent and its Restricted Subsidiaries by any Person (other than Parent or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments made in reliance on the Cumulative Credit,

(B) the sale (other than to Parent or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C) a distribution or dividend from an Unrestricted Subsidiary,

in the case of each of subclauses (A), (B), and (C), other than to the extent the ability of Parent and its Restricted Subsidiaries to make Restricted Payments or Permitted Investments is otherwise increased by the receipt of such amount of cash or property, plus

(6) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into Parent or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of Parent or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such Investment shall exceed $50 million, shall be determined by the Board of Directors of the Issuer) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) other than to the extent the ability of Parent and its Restricted Subsidiaries to make Restricted Payments or Permitted Investments is otherwise increased as a result of such redesignation or other transaction.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving notice thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of Parent, or any direct or indirect parent of Parent or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Parent or any direct or indirect parent of Parent or contributions to the equity capital of Parent (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Parent) (collectively, including any such contributions, “Refunding Capital Stock”);

(B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent) of Refunding Capital Stock; and

(C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, which is Incurred in accordance with Section 4.03 so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired, plus any tender premiums, plus any defeasance costs, fees, underwriting discounts, commissions and expenses incurred in connection therewith),

(B) such Indebtedness is subordinated to the Notes or the related Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Parent or any direct or indirect parent of Parent held by any future, present or former employee, director, officer or consultant of Parent, any Subsidiary of Parent or any direct or indirect parent of Parent pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $25 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the immediately succeeding calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by Parent or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Parent or any direct or indirect parent of Parent (to the extent contributed to Parent) to employees, directors, officers or consultants of Parent, any Restricted Subsidiary or any direct or indirect parent of Parent that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.04(a)(iii)), plus

(B) the cash proceeds of key man life insurance policies received by Parent or any direct or indirect parent of Parent (to the extent contributed to Parent) or the Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; provided, further, that cancellation of Indebtedness owing to Parent or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Parent, or any Restricted Subsidiary or any direct or indirect parent of Parent in connection with a repurchase of Equity Interests of Parent or any direct or indirect parent of Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary issued or incurred in accordance with Section 4.03;

(vi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(B) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii);

provided, however, in the case of each of clauses (A) and (B) above of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock or Refunding Capital Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), Parent would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii) [reserved];

(viii) [reserved];

(ix) Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

(x) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of $550 million and 5.50% of Total Assets as of the date such Restricted Payment is made;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xii) [reserved];

(xiii) exercise any call or similar rights to purchase Equity Interests of Parent pursuant to Hedging Agreements entered into contemporaneously and in connection with the issuance of convertible or exchangeable debt securities;

(xiv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xv) [reserved];

(xvi) Restricted Payments by Parent or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xvii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xviii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Parent and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, Parent shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(xix) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by Parent or any direct or indirect parent of Parent or the Restricted Subsidiaries to Affiliates, and any other payments made in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by Section 4.07;

(xx) any Restricted Payment made under the Acquisition Documents as in effect on the Issue Date, together with such amendments, modifications and waivers that are (A) not materially adverse to the holders of the Notes in their capacities as such, as determined in good faith by the Issuer or (B) consented to by the holders of a majority in principal amount of the Notes outstanding; and

(xxi) other Restricted Payments; provided that (x) in the case of Restricted Payments of the type described in clauses (i), (ii) and (iv) of the definition thereof, the Consolidated Total Net Leverage Ratio of Parent for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, is less than 4.00 to 1.00 and (y) in the case of Restricted Payments of the type described in clause (iii) of the definition thereof, the First Lien Net Leverage Ratio of Parent for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, is less than 3.00 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (viii), (x), (xi) and (xxi), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

(c) As of the Acquisition Date, all of the Subsidiaries of Parent other than Orphan Medical, LLC will be Restricted Subsidiaries. Parent will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. Parent shall not, and shall not permit the Issuer or any Material Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of the Issuer or any Material Subsidiary to:

(a) pay dividends or make any other distributions to Parent or any Restricted Subsidiary (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits; or

(b) make loans or advances to Parent or any Restricted Subsidiary that is a direct or indirect parent of the Issuer or such Material Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) (A) contractual encumbrances or restrictions (x) of Parent or any of its Subsidiaries in effect on the Issue Date or (y) of GW Pharmaceuticals or any of its Subsidiaries in effect on the Acquisition Date, (B) contractual encumbrances or restrictions pursuant to the Existing Credit Agreement, and (C) contractual encumbrances or restrictions pursuant to the Credit Agreement, the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(2) this Indenture, the Notes or the Guarantees;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement, Exclusive License or other instrument of a Person acquired by Parent or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6) secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including, without limitation, licenses of intellectual property) or other contracts;

(12) restrictions contained in any Permitted Receivables Facility Documents with respect to any Receivables Entity;

(13) other Indebtedness, Disqualified Stock or Preferred Stock of Parent or any Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer), provided that in each case such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred by Section 4.03;

(14) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or

(15) any encumbrances or restrictions of the type referred to in clauses (a) or (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Parent or a Restricted Subsidiary to other Indebtedness Incurred by Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06 Asset Sales.

(a) Parent shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of each of the following shall be deemed to be Cash Equivalents for purposes of this provision:

(i) any liabilities (as shown on Parent’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Parent or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise canceled or terminated in connection with the transaction with such transferee,

(ii) any notes or other obligations or other securities or assets received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash received),

(iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Parent and each Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

(iv) consideration consisting of Indebtedness of Parent or any Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not Parent or any Restricted Subsidiary, and

(v) any Designated Non-cash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by Parent), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of $300 million and 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 540 days after Parent’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, Parent or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay, repurchase or redeem (A) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness, in each case, that is secured by a Lien with Pari Passu Lien Priority (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer, or (B) Obligations under the Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof); provided that if the Issuer or any Guarantor shall so reduce Obligations under Bank Indebtedness or Pari Passu Indebtedness under clause (A), the Issuer will reduce, or offer to reduce, the Notes Obligations as provided under clause (B) pro rata based on the total principal amount of Notes and other applicable Indebtedness outstanding;

(ii) solely to the extent that such Net Proceeds are not from an Asset Sale of Collateral, to repay, repurchase or redeem Indebtedness of a Restricted Subsidiary that is not a Guarantor, or

(iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Parent), assets, or property or capital expenditures (including to acquire an Exclusive License or any other license), in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.

In the case of Section 4.06(b)(iii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 12-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless Parent or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that Parent or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later canceled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any such Net Proceeds, Parent or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds in any fiscal year exceeds $200 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any other Pari Passu Indebtedness that is secured by a Lien with Pari Passu Lien Priority on a pro rata basis) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such other Pari Passu Indebtedness that is secured by a Lien with Pari Passu Lien Priority) that is at least $200,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof or, in respect of such other Pari Passu Indebtedness that is secured by a Lien with Pari Passu Lien Priority, such lesser price, if any, as may be provided for by the terms of such other Pari Passu Indebtedness (or, in the event the Notes or other Pari Passu Indebtedness that is secured by a Lien with Pari Passu Lien Priority were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture (and, as applicable, the agreements governing the other applicable Pari Passu Indebtedness). The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $200 million by mailing, or delivering electronically if the Notes are held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such other Pari Passu Indebtedness that is secured by a Lien with Pari Passu Lien Priority) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such other Pari Passu Indebtedness that is secured by a Lien with Pari Passu Lien Priority) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of written notice from the Issuer of the aggregate principal amount to be selected, shall select the Notes (but not such other Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Issuer shall, or shall cause the Paying Agent (if not the Issuer) to, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price.

(e) Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission, electronic transmission or letter, or otherwise in accordance with the procedures of the Depository, setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and applicable other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of tendered Notes (but not such other Pari Passu Indebtedness) for purchase will be made by the Trustee on a pro rata basis or by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of $200,000 or less shall be purchased in part. Selection of such other Pari Passu Indebtedness will be made pursuant to the terms of such other Pari Passu Indebtedness.

(f) Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if the Notes are held by the Depository, at least 15 days but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07 Transactions with Affiliates.

(a) Parent shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $50 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to Parent or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100 million, Parent delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Parent, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) transactions between or among Parent and/or any of the Restricted Subsidiaries (or an entity that becomes Parent or a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Parent and any direct parent of Parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Parent and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent, any Restricted Subsidiary, or any direct or indirect parent of Parent;

(iv) transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of Parent in good faith;

(vi) any agreement (x) of Parent or any of its Subsidiaries as in effect on the Issue Date or (y) of GW Pharmaceuticals or any of its Subsidiaries as in effect on the Acquisition Date, in each case, or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date or Acquisition Date, as applicable) or any transaction contemplated thereby as determined in good faith by Parent;

(vii) the existence of, or the performance by Parent or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which Parent or any of its Subsidiaries is a party as of the Issue Date or GW Pharmaceuticals or any of its Subsidiaries is a party as of the Acquisition Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Parent or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date or Acquisition Date, as applicable, shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date or Acquisition Date, as applicable, as determined in good faith by the Issuer;

(viii) the execution of the Transactions, and the payment of all fees, expenses, bonuses and awards related to the Transactions;

(ix) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Parent and its Restricted Subsidiaries in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(x) any transaction pursuant to any Qualified Receivables Facility;

(xi) the issuance of Equity Interests (other than Disqualified Stock) of Parent to any Person;

(xii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of Parent, or the Board of Directors of a Restricted Subsidiary, as appropriate, in good faith;

(xiii) [reserved];

(xiv) any contribution to the capital of Parent;

(xv) transactions permitted by, and complying with, Section 5.01;

(xvi) transactions between Parent or any Restricted Subsidiary and any Person, a director of which is also a director of Parent, any Restricted Subsidiary or any direct or indirect parent of Parent; provided, however, that such Person abstains from voting as a director of Parent, such Restricted Subsidiary or such direct or indirect parent of Parent, as the case may be, on any matter involving such Person;

(xvii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii) the formation and maintenance of any consolidated group or subgroup for Tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xix) any employment agreements entered into by Parent or any Restricted Subsidiary in the ordinary course of business;

(xx) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated Tax efficiency of Parent and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xxi) [reserved]; and

(xxii) any purchase by Parent or its Affiliates of Indebtedness, Disqualified Stock or Preferred Stock of Parent or any of the Restricted Subsidiaries; provided that such purchases are on the same terms as such purchases by such Persons who are not Parent’s Affiliates.

SECTION 4.08 Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently elected to redeem such Notes in accordance with Paragraph 5 of the Notes.

(b) Within 30 days following any Change of Control Triggering Event (or, 30 days following the Acquisition Date in the event of a Change of Control Triggering Event occurring prior thereto), except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption in accordance with Paragraph 5 of the Notes, the Issuer shall mail, or deliver electronically if the Notes are held by DTC, a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee:

(i) stating that a Change of Control Triggering Event has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii) describing the transaction or transactions that constitute(s) such Change of Control;

(iii) specifying the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically); and

(iv) providing instructions, determined by the Issuer consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice, or transfer such Note by book entry transfer to the Issuer, at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile or other electronic transmission or letter setting forth the name of the holder or otherwise in accordance with the procedures of the Depository, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the holders entitled thereto (subject to the right of holders of record on a Record Date to receive interest on the relevant Interest Payment Date).

(e) A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g) Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to this Section 4.08 will have the status of Notes issued and outstanding.

(h) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(i) If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, but not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption. Any such redemption shall be effected pursuant to Article III.

SECTION 4.09 Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on December 31, 2021, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If any Officer of the Issuer does know of a Default, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.10 Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11 Future Guarantors.

(a) Parent shall cause each of its Subsidiaries that is not an Excluded Subsidiary (other than a Subsidiary that is an Excluded Subsidiary pursuant to clause (a) or (b) of the definition thereof) and that guarantees or becomes a borrower under the credit agreement described in clause (i) of the definition of “Credit Agreement” (or any refinancing thereof) or that guarantees any other Capital Markets Indebtedness of the Issuer or any of the Guarantors to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary will guarantee the Notes Obligations, subject to the Agreed Guarantee and Security Principles.

(b) Each Person that becomes a Guarantor after the Acquisition Date shall also become a party to the applicable Collateral Documents and shall execute, deliver, record and/or file, as applicable, such security instruments, pledge agreements, and other security documents as may be necessary to have the property or assets of such Person subject to a valid and perfected security interest in favor of the Collateral Trustee for the benefit of the Notes Secured Parties (subject to the Agreed Guarantee and Security Principles), and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

SECTION 4.12 Liens.

(a) Parent shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of Parent or any Restricted Subsidiary securing Indebtedness of Parent or a Restricted Subsidiary except, in the case of any assets or property that do not constitute Collateral, any Lien securing Indebtedness if the Notes and the Guarantees are equally and ratably secured with (or, at Parent’s election, on a senior basis to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

(b) Any Lien that is granted to secure the Notes or any Guarantees under Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantees.

(c) For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.12(a).

(d) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (11) of the definition of “Indebtedness.”

SECTION 4.13 After Acquired Property. From and after the Acquisition Date, if any asset (other than real property) is acquired by any Grantor or owned by an entity at the time it becomes a Guarantor (in each case other than (x) assets constituting Collateral under a Collateral Document that automatically become subject to the Lien of such Collateral Document upon acquisition thereof and (y) assets constituting Excluded Property), such Grantor, will (i) notify the Trustee and the Collateral Trustee of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Notes Obligations, and take, and cause the Grantors to take, such actions as may be required to perfect such Liens subject to the exceptions and limitations set forth in this Indenture (including the Agreed Guarantee and Security Principles) and the Collateral Documents.

SECTION 4.14 Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 13.02.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.15 Maintenance of Listing. The Issuer will use its commercially reasonable efforts to maintain the listing of the Notes on the Bermuda Stock Exchange for so long as any Notes are outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will obtain prior to the delisting of the Bermuda Stock Exchange, and thereafter use its commercially reasonable efforts to maintain, a listing of the Notes on another recognized stock exchange which is a recognized stock exchange for the purposes of section 64 of the Taxes Consolidated Act of 1997.

SECTION 4.16 Covenant Suspension. If on any date following the Acquisition Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and subject to the provisions of the following paragraph, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11, 5.01(a)(iv), and 5.01(b) (collectively, the “Suspended Covenants”). In the event that Parent and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then Parent and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” The Issuer shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five (5) Business Days of the occurrence thereof; however, without further direction the Trustee is not required to provide such notice to holders.

Additionally, during a Suspension Period Parent will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless Parent would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and, following the Reversion Date, such designation shall be deemed to have created an Investment pursuant to Section 4.04(c) at the time of such designation.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.03(a) or (b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness or Disqualified Stock or Preferred Stock Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Section 4.03(a) or (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date or Acquisition Date, as applicable, so that it is classified as permitted under Section 4.03(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Acquisition Date and prior to, but not during, the Suspension Period (except to the extent expressly set forth in the immediately preceding paragraph). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.04(a) (except to the extent expressly set forth in the immediately preceding paragraph). As described above, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Parent or the Restricted Subsidiaries during the Suspension Period or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. Within 30 days of such Reversion Date, Parent must comply with the terms of Section 4.11.

For purposes of Section 4.05, on the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in Section 4.05(a) or 4.05(b) thereof entered into during the Suspension Period will be deemed to have been in effect on the Issue Date or Acquisition Date, as applicable, so that they are permitted under Section 4.05(1)(A).

For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date or Acquisition Date, as applicable, for purposes of Section 4.07(b)(vi).

For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

SECTION 4.17 Information Regarding Collateral. The Issuer shall furnish to the Trustee and the Collateral Trustee prompt written notice of any change (i) in any Grantor’s corporate or organization name, (ii) in any Grantor’s identity or organizational structure, (iii) in any Grantor’s organizational identification number or company registration number (to the extent relevant in the applicable jurisdiction of organization or registration) and (iv) in any Grantor’s jurisdiction of organization or registration; provided, that within thirty (30) days following such change (as such date may be extended pursuant to the Initial Credit Agreement or any other Credit Agreement), Parent shall make all filings under the Uniform Commercial Code (or its equivalent in any applicable jurisdiction) that are required in order for the Collateral Trustee to continue to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Notes Secured Parties. It is understood that the Grantors and not the Trustee or the Collateral Trustee shall be obligated to make such filings or otherwise maintain perfection.

SECTION 4.18 Corresponding Action. Each Grantor agrees that if it shall be required to take any action following the Acquisition Date to grant, perfect or otherwise establish a Lien on and/or security interest in any of its assets or properties to secure the Credit Agreement Obligations (as defined in the Collateral Trust Agreement), then, subject to the Collateral Trust Agreement, such Grantor shall take the corresponding actions in favor of the Collateral Trustee in order to provide a corresponding benefit to the Collateral Trustee for its benefit and the benefit of the Notes Secured Parties.

SECTION 4.19 Further Assurances. The Grantors shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that are required or that the Trustee or the Collateral Trustee may reasonably request (including, without limitation, those required by applicable law), as may be necessary or proper to evidence, create, perfect, maintain and enforce the security interests and the priority thereof in the Collateral in favor of the Collateral Trustee for the benefit of the Notes Secured Parties, and to otherwise effectuate the provisions or purposes of this Indenture and the Collateral Documents.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01 When Issuer and Guarantors May Merge or Transfer Assets.

(a) The Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding-up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership, trust or limited liability company or other business entity organized or existing under the laws of Ireland, England and Wales, Luxembourg or the United States, any state thereof, the District of Columbia, or any territory thereof (collectively, the “Permitted Jurisdictions,” and the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Collateral Documents pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee and makes such filings and takes such other steps in each case as may be required to maintain perfection over the Collateral of the Successor Company subject to the Agreed Guarantee and Security Principles;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(1) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio of Parent would be no less than such ratio immediately prior to such transaction;

(v) if the Issuer is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi) the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Collateral Documents, and in such event (other than in connection with a lease) the Issuer will automatically be released and discharged from its obligations under this Indenture, the Notes and the Collateral Documents. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) the Issuer may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary, provided that (x) after giving effect to such transaction, no Default shall have occurred and be continuing and (y) the Issuer is the Successor Company, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in any Permitted Jurisdiction, so long as the amount of Indebtedness of Parent and its Restricted Subsidiaries is not increased thereby. This Section 5.01 will not restrict a sale, assignment, transfer, conveyance or other disposition of assets between or among Parent and its Restricted Subsidiaries.

(b) Subject to the provisions of Section 12.03, no Guarantor will, and Parent will not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) either (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership, trust or limited liability company or other business entity organized, registered or existing under the laws of the jurisdiction in which such Guarantor was organized or registered prior to such transaction or the laws of any Permitted Jurisdiction (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”) and the Successor Person (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture, its Guarantee and the Collateral Documents pursuant to a supplemental indenture or other applicable documents or instruments in form reasonably satisfactory to the Trustee and makes such filings and takes such other steps in each case as may be required to maintain perfection over the Collateral of the Successor Person, subject to the Agreed Guarantee and Security Principles, or (b) such sale, assignment, transfer, lease, conveyance or other disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii) the Successor Person (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Person (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture, its Guarantee and the Collateral Documents, and such Guarantor will automatically be released and discharged from its obligations under this Indenture, its Guarantee and the Collateral Documents. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in a Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby and (2) a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any Guarantor.

This Article V shall not restrict the Acquisition and the Acquisition shall be permitted to occur on the Acquisition Date notwithstanding anything to the contrary herein.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) there is a default in any payment of interest (including any additional interest) on any Note when due, and such default continues for a period of 30 days;

(b) there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon redemption (including on a Special Mandatory Redemption Date), required repurchase or otherwise;

(c) there is a failure by Parent for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02;

(d) there is a failure by Parent or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes or this Indenture;

(e) there is a failure by the Issuer, Parent or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer, Parent or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125 million or its foreign currency equivalent;

(f) the Issuer, Parent or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Parent, the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of Parent, the Issuer or any Significant Subsidiary or for any substantial part of its property;

(iii) orders the winding up of, or liquidation of or, only with respect to Parent, the Issuer or any Significant Subsidiary organized in Ireland, the appointment of an examiner to Parent, the Issuer or any Significant Subsidiary; or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days;

(h) there is a failure by the Issuer, Parent or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 75 days;

(i) the Guarantee of Parent or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or Parent or any Guarantor that qualifies as a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes and such Default continues for 10 days; or

(j) except as permitted by the terms of this Indenture or the Collateral Documents, (a) any lien or security interest on a material portion of the Collateral created by any Collateral Documents ceases to be a valid and perfected lien or security interest or any default by any Grantor in the performance of any of their obligations under any of the Collateral Documents shall occur which adversely affects the enforceability, validity, perfection or priority of the Lien on a material portion of Collateral securing the Notes Obligations, except to the extent that any such loss of perfection results from limitations of foreign laws, rules and regulations as the apply to pledges of Equity Interests in Foreign Subsidiaries that are organized outside of the jurisdictions of organization of the Issuer and the Guarantors or the application thereof or from failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents and provided that no Event of Default shall occur under this clause (j) if the Grantors cooperate with the Collateral Trustee to replace or perfect any such security interest and lien, such security interest and lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Notes Secured Parties are not materially adversely affected by such replacement or (b) repudiation or disaffirmation in writing by any Grantor of its obligations under the Collateral Documents or assertion by any Grantor that any security interest with respect to the Collateral granted pursuant to the Collateral Documents is invalid and unenforceable.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (c) or (d) above shall not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer fails to cure such default within the time specified in clauses (c) or (d) hereof, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Parent) occurs and is continuing, the Trustee by notice to Parent or the holders of at least 25% in principal amount of outstanding Notes by notice to Parent, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Parent occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences, if:

(a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or the Collateral Documents and shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability, provided that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance on the part of a holder of a Note is unduly preferential or prejudicial to any other holder of a Note. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder (it being understood that the Trustee shall have no obligation to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holder).

SECTION 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, with or without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10 Priorities. Subject to the terms of the Collateral Documents and the Collateral Trust Agreement, any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (in its capacity as Trustee, Registrar and/or Paying Agent) and the Collateral Trustee for amounts due to them hereunder and under the Collateral Documents, including the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Collateral Trustee’s agents, counsel, accountants and experts in accordance with Section 7.07);

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing and is actually known to a Trust Officer, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the other Notes Documents, and the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the other Notes Documents and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Whether or not expressly so provided herein, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 and 7.02 hereof.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture or the Collateral Documents, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l) The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(p) The rights, immunities and protections of the Trustee under this Article shall extend in their entirety to the Collateral Trustee, notwithstanding the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h) or (i), or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, any Guarantor or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall mail, or deliver electronically if the Notes are held by DTC, to each holder of the Notes notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the noteholders. The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 7.06 [Reserved].

SECTION 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for the Trustee’s acceptance of this Indenture and its services hereunder as mutually agreed to in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any holder or any other Person)). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and such Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Article VII shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee (acting in any capacity hereunder) to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

SECTION 7.08 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to, but excluding, the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Section 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), except for certain obligations as described in clause (c) of this Section 8.01, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the Notes and (ii) all of its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18 and 4.19, and the operation of Section 5.01 for the benefit of the holders of the Notes, Sections 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g), with respect to Significant Subsidiaries only) and 6.01(h) (but only to the extent that those provisions related to the Defaults with respect to the Notes) (“covenant defeasance option”). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Section 6.01(f) and (g), with respect only to Significant Subsidiaries), 6.01(h), 6.01(i) or 6.01(j) or because of the failure of the Issuer to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09, Article VII (including, without limitation, Sections 7.07 and 7.08) and this Article VIII and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

SECTION 8.02 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be;

(ii) with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the earlier of the date on which arrangements referred to in Section 8.02(b) are entered into and the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(iii) no Default specified in Section 6.01(f) or (g) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law);

(vi) such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; and

(vii) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b) Notwithstanding the foregoing, the Opinion of Counsel required under Section 8.02(a)(v) with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer. Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes so discharged or defeased.

SECTION 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05 Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of the Holders.

(a) The Issuer, the Trustee and (only to the extent directly affected) the Collateral Trustee may amend this Indenture, the Notes, or the Guarantees, and the Issuer and the Collateral Trustee may amend the Collateral Documents, in each case without notice to or the consent of any holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under this Indenture and the Notes;

(iii) to provide for the assumption by a Successor Person (with respect to any Guarantor) of the obligations of a Guarantor under this Indenture and its Guarantee;

(iv) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v) to add a Guarantee or collateral with respect to the Notes;

(vi) to include parallel debt provisions;

(vii) to release a Guarantee or Collateral as permitted by this Indenture;

(viii) to secure the Notes;

(ix) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer;

(x) to add to the covenants of Parent for the benefit of the holders or to surrender any right or power conferred upon Parent;

(xi) to make any change that does not adversely affect the rights of any holder in any material respect;

(xii) to conform the text of this Indenture, the Guarantees, the Notes or the Collateral Documents to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in this Indenture, the Guarantees, the Notes or the Collateral Documents was intended by the Issuer to be a verbatim recitation of a provision in the “Description of the Notes” in the Offering Memorandum, as stated in an Officer’s Certificate of the Issuer;

(xiii) to make changes to this Indenture to provide for the issuance of Additional Notes; or

(xiv) with respect to the Collateral Documents, to provide for the addition of any creditors to such agreements to the extent a pari passu lien or junior lien for the benefit of such creditor is permitted by the terms of this Indenture.

(b) After an amendment under this Section 9.01 becomes effective, the Issuer shall mail or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

(c) In addition, the Collateral Trust Agreement will provide that the Collateral Trust Agreement and the Collateral Documents will be amended as specified in Section 7.1 of the Collateral Trust Agreement.

SECTION 9.02 With Consent of the Holders. The Issuer, the Trustee and (only to the extent directly affected) the Collateral Trustee may amend this Indenture, the Notes, and the Guarantees, and any past Default or compliance with any provisions of this Indenture, the Notes, the Guarantees and the Collateral Documents may be waived, with the consent of the holders of a majority in principal amount of the Notes then outstanding. The Issuer and the Collateral Trustee may amend the Collateral Documents (i) to the extent provided for in the Collateral Trust Agreement and/or (ii) with the consent of the holders of a majority in principal amount of the Notes outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment or waiver may:

(1) reduce the amount of Notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

(5) make any Note payable in money other than that stated in such Note;

(6) expressly subordinate the Notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor;

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(9) amend or waive the Issuer’s obligation to redeem the Notes through the special mandatory redemption in a manner that would materially adversely affect the holders of the Notes; or

(10) except for any release contemplated by Section 12.03, release all or substantially all of the Guarantors from their respective Guarantees.

In addition, except for any release contemplated by this Indenture and the Collateral Documents, without the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment, waiver or modification to this Indenture or any of the Collateral Documents shall be permitted to the extent that such amendment, waiver or modification would have the effect of releasing Liens on all or substantially all of the Collateral securing the Notes Obligations or change or alter the priority of the Notes Secured Parties’ security interests in the Collateral.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Guarantors and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05 Trustee and Collateral Trustee to Sign Amendments. The Trustee and the Collateral Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee. If it does, the Trustee or the Collateral Trustee, as applicable, may but need not sign it. In signing such amendment, the Trustee or the Collateral Trustee, as applicable, shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and, with respect to any supplement relating to any Additional Notes, that such supplement is the legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) with respect to any supplement relating to any Additional Notes, a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Issuer, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee and the Collateral Trustee of the consent of the holders required to consent thereto.

SECTION 9.06 Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.

ARTICLE X

[INTENTIONALLY OMITTED]

ARTICLE XI

COLLATERAL

SECTION 11.01 Collateral Documents(a) .

(a) The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes, or by the Guarantors pursuant to the Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees and the Collateral Documents shall be secured as provided herein and in the Collateral Documents. The security interest with respect to assets existing on the Acquisition Date that is not provided on the Acquisition Date will be required to be provided within 90 days of the Acquisition Date (as such date may be extended in accordance with the terms of the Initial Credit Agreement and the Collateral Documents), but only to the extent that such security is required by the Initial Credit Agreement.

(b) From and after the Acquisition Date, Parent, at its expense, will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required under applicable law or by the provisions of the Collateral Documents, subject to the Agreed Guarantee and Security Principles, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Parent will, from and after the Acquisition Date, take, and will cause the Grantors to take, any and all actions reasonably required under applicable law (including making all filings under the Uniform Commercial Code and any other applicable laws (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements)) or that the Trustee and/or the Collateral Trustee may reasonably request, subject to the Agreed Guarantee and Security Principles, to cause the Collateral Documents to create and maintain, as security for the Notes Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Trustee for the benefit of the Notes Secured Parties.

SECTION 11.02 Collateral Trust Agreement. This Indenture and the provisions of each Collateral Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and authorizes and directs the Trustee and the Collateral Trustee to perform its respective obligations thereunder in accordance therewith.

SECTION 11.03 Collateral Trustee.

(a) U.S. Bank National Association is hereby appointed to serve as the Collateral Trustee for the benefit of the Notes Secured Parties;

(b) each holder, by its acceptance of a Note (i) appoints U.S. Bank National Association, as collateral trustee, and each Holder authorizes and directs the Collateral Trustee to enter into the Collateral Trust Agreement and the Collateral Documents, (ii) authorizes and directs the Trustee to enter into the Collateral Trust Agreement, (iii) consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and (iv) authorizes the Collateral Trustee to perform its obligations and exercise its rights under the Collateral Documents and the Collateral Trust Agreement in accordance therewith;

(c) the Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Collateral Documents;

(d) except as provided in the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Collateral Documents, the Liens created thereby or the Collateral.

(e) A resignation or removal of the Collateral Trustee and appointment of a successor Collateral Trustee will become effective pursuant to the terms set forth in Article 6 of the Collateral Trust Agreement.

SECTION 11.04 [Reserved].

SECTION 11.05 Release of Liens.

The Liens of the Collateral Trustee on the Collateral will be released, automatically:

(1) in whole, upon satisfaction and discharge of this Indenture;

(2) in whole, upon the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described in Section 8.01.

(3) in part, as to any property or asset constituting Collateral (A) that is sold or otherwise disposed of (other than to another Grantor) in a transaction not prohibited under Section 4.06 or (B) that is owned by a Subsidiary Guarantor to the extent such Subsidiary Guarantor has been released from its guarantee in accordance with the terms of the Indenture;

(4) as described below under Article IX, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;

(5) in part, to the extent constituting Excluded Property as a result of a transaction not prohibited by this Indenture;

(6) in the case of Permitted Receivables Facility Assets, upon the disposition thereof not prohibited by this Indenture by any Grantor to a Receivables Entity of such Permitted Receivables Facility Assets pursuant to a Qualified Receivables Facility;

(7) to the extent required by the Collateral Trust Agreement; or

(8) in part, as to any property or asset constituting Collateral which is released from all liens securing Indebtedness under (i) the Credit Agreement and (ii) all other Indebtedness with Pari Passu Lien Priority, in each case, other than a release by or as a result of (x) refinancing such Indebtedness to the extent such refinancing Indebtedness is secured by such property or assets or (y) payment of such Indebtedness.

The Liens on the Collateral will also be automatically released upon payment in full of the principal of, together with any accrued and unpaid interest on and all other obligations under the Notes, the Guarantees and the Collateral Documents that are payable at or prior to the time such principal together with accrued and unpaid interest are paid.

Subject to the Collateral Trust Agreement, if the Collateral Trustee is requested to acknowledge, authorize or sign a release (or similar or related document) of Collateral to implement or evidence a release provided for in this section, the Issuer will furnish to the Collateral Trustee an Officer’s Certificate and Opinion of Counsel and such other documentation as is required by the Indenture, the Collateral Documents and the Collateral Trust Agreement.

ARTICLE XII

GUARANTEE

SECTION 12.01 Guarantee.

(a) Each Guarantor hereby jointly and severally guarantees, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 12.03. Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.

(c) Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s obligations under this Indenture and the Issuer’s or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and, performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article XII, equal in right of payment to all existing and future Pari Passu Indebtedness, senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

(f) Except as expressly set forth in Sections 8.01(b), 12.02, 12.03 and 12.06, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g) Except as expressly set forth in Section 12.03, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders and the Trustee.

(i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.01.

(j) Each Guarantor also agrees to pay any and all costs and expenses (including out-of-pocket attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 12.01.

(k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.

SECTION 12.02 Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 12.03 Release of Guarantors.

A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under this Article XII upon:

(i) in the case of any Guarantor that is a Restricted Subsidiary of Parent (each, a “Subsidiary Guarantor”), the issuance, sale, exchange, transfer or other disposition (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of such Subsidiary Guarantor to a Person other than Parent or any Restricted Subsidiary as a result of which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, if such issuance, sale, exchange, transfer or other disposition is made in a manner not in violation of this Indenture;

(ii) in the case of any Subsidiary Guarantor, the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iii) in the case of any Subsidiary Guarantor, the release or discharge of the guarantee by such Guarantor of the Indebtedness under (i) the Credit Agreement and (ii) all Capital Markets Indebtedness of the Issuer or any of the Guarantors, in each case, other than a release or discharge by or as a result of (x) refinancing such Indebtedness to the extent such refinancing Indebtedness is secured and guaranteed by such Guarantor or (y) payment under such guarantee of such Indebtedness; or

(iv) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

(v) in the case of any Subsidiary Guarantor, such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

If the Trustee is requested to acknowledge, authorize or sign a release (or similar or related document) of a Guarantee as to any Guarantor, the Issuer will furnish to the Trustee an Officer’s Certificate and Opinion of Counsel and such other documentation as is required by the Indenture, the Collateral Documents and the Collateral Trust Agreement.

The Issuer shall provide the Trustee with notice of any such release of a Guarantor, provided that failure to deliver such notice shall not affect such release.

SECTION 12.04 Successors and Assigns. This Article XII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

SECTION 12.06 Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XII and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate as provided under Section 9.05.

SECTION 12.08 Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

SECTION 12.09 Limitations on Obligations of Gibraltar Guarantor.

The obligations and liabilities of Jazz Pharmaceuticals Europe Holdings Limited (the “Gibraltarian Guarantor”) under this Indenture and the Collateral Documents for the obligations of the Issuer or any other Guarantor shall be limited at any time (with no double counting), to the maximum amount due and recoverable from the Gibraltarian Guarantor without (i) causing the Gibraltarian Guarantor to be presumed insolvent per the definition under section 10(1)(a) of the Gibraltar Insolvency Act 2011 or insolvent per the definition under section 10(1)(b) of the Gibraltar Insolvency Act 2011; (ii) comprising a void transaction under the Gibraltar Insolvency Act 2011 or the Gibraltar Companies Act 2014; (iii) comprising a voidable transaction per Part 9 of the Gibraltar Insolvency Act 2011; and (iv) causing any breach whatsoever under the Gibraltar Insolvency Act 2011 or the Gibraltar Companies Act 2014 or a breach of fiduciary duty to the Gibraltarian Guarantor by its directors or any of them.

SECTION 12.10 Limitations on Obligations of Maltese Guarantor.

The guarantee and the obligations and liabilities of any Maltese Guarantor under this Indenture and the Collateral Documents, shall not apply to any liability to the extent that it would result in the guarantee and/or security being illegal, in breach of law or regulation, or constituting unlawful financial assistance granted by a public limited company within the meaning of Article 110 of the Companies Act (Chapter 386 of the Laws of Malta).

SECTION 12.11 Limitations on Obligations of English Guarantors.

In respect of any Guarantor incorporated in England and Wales, its Guarantee herein does not apply to any liability which, if it were so included, would contravene or conflict with, or otherwise constitute unlawful financial assistance under, sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 (as amended).

SECTION 12.12 Limitations on Obligations of Irish Guarantors.

In respect of any Guarantor incorporated in Ireland, its Guarantee herein does not apply to any liability which, if it were so included, would contravene or conflict with, or otherwise constitute unlawful financial assistance under, section 82 of the Irish Companies Act 2014 (as amended).

SECTION 12.13 Limitations on Obligations of a Luxembourg Guarantor.

Notwithstanding any provision to the contrary in this Indenture or any other Notes Documents, the guarantee granted by any Luxembourg Guarantor under this Article XII for the obligations of any entity which is not a direct or indirect subsidiary of such Luxembourg Guarantor shall be limited at any time to the aggregate amount (without double counting) of:

(i) all moneys received by that Luxembourg Guarantor or its direct and indirect subsidiaries in connection with any Note Document;

(ii) the aggregate amount of any intercompany or shareholder funding (in any form whatsoever) made available to that Luxembourg Guarantor or any of its direct or indirect subsidiaries by any other member of the group of companies to which it belongs which has been directly or indirectly funded by any amounts made available under or in connection with any Note Document; and

(iii) the amount equal or greater of:

(a) ninety-five (95) per cent. of such Luxembourg Guarantor’s own funds (capitaux propres), as referred to in annex I to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Grand Ducal Regulation”) (the “Own Funds”) as increased by the amount of any Intra-Group Liabilities (as defined below), each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts at the date of this Indenture;

(b) ninety-five (95) per cent. of such Luxembourg Guarantor’s Own Funds as increased by the amount of any Intra-Group Liabilities (as defined below), each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts at the time this guarantee is called.

Where, for the purpose of the above determinations, (i) no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) or (ii) the relevant annual accounts do not adequately reflect the status of the Intra-Group Liabilities or Own Funds as envisaged above or (iii) the Luxembourg Guarantor has taken corporate or contractual actions having resulted in the increase of its Own Funds or its Intra-Group Liabilities since the close of its last financial year, the Trustee (acting in good faith) shall make the determination of the relevant Own Funds and Intra-Group Liabilities based on such available elements and facts as deemed relevant by it at such time. Any costs and expenses incurred by the Trustee pursuant to this paragraph will be paid by the relevant Luxembourg Guarantor.

For the purposes of this paragraph, “Intra-Group Liabilities” means all existing liabilities owed by the Luxembourg Guarantor to any other member of the group of companies to which it belongs.

The above limitation shall not apply to any Collateral Document or any recoveries derived from the enforcement of any secured party’s rights under or in respect of any security under any Collateral Document.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01 [Reserved].

SECTION 13.02 Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, electronically in PDF format or mailed by first-class mail addressed as follows:

if to the Issuer:

Neena Patil

Jazz Pharmaceuticals Public Limited Company

Fifth Floor, Waterloo Exchange,

Waterloo Road, Dublin 4

Dublin Ireland D04 E5W7

email:     neena.patil@jazzpharma.com

if to the Trustee:

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 600

New York, NY 10005

Attn: Administrator – Jazz Securities Designated Activity Company

Email: christopher.grell@usbank.com

Fax: (212) 361-6153 or (212) 809-4993

if to the Collateral Trustee:

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 600

New York, NY 10005

Attn: Administrator – Jazz Securities Designated Activity Company

Email: christopher.grell@usbank.com

Fax: (212) 361-6153 or (212) 809-4993

The Issuer, the Trustee or the Collateral Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided in this paragraph within the time prescribed, it is duly given, whether or not the addressee receives it.

(b) Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee and the Collateral Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. Neither the Trustee nor the Collateral Trustee shall have any duty to confirm that the person sending any notice, instruction or other communication (a “Notice”) by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee or the Collateral Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Trustee or the Collateral Trustee) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to Trustee or the Collateral Trustee, including without limitation the risk of the Trustee or the Collateral Trustee acting on an unauthorized Notice, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee and the Collateral Trustee may in any instance and in their sole discretion require that an original document bearing a manual signature be delivered to them in lieu of, or in addition to, any such electronic Notice.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

SECTION 13.03 [Reserved].

SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in a form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) except upon the issuance of the Initial Notes, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 13.06 When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 13.08 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.09 GOVERNING LAW; JURISDICTION. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer and any Guarantor each irrevocably consent and agree, for the benefit of the holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

SECTION 13.10 No Recourse Against Others. No director, officer, employee, manager or incorporator of the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor and no holder of any Equity Interests in the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

SECTION 13.11 Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee and the Collateral Trustee in this Indenture shall bind their successors.

SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.17 USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law,” for example section 326 of the USA PATRIOT Act of the United States), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

JAZZ SECURITIES DESIGNATED ACTIVITY COMPANY

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Director

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Authorised Signatory

JAZZ CAPITAL LIMITED

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Director

JAZZ FINANCING I DESIGNATED ACTIVITY COMPANY

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Director

[Signature Page to Indenture]

JAZZ PHARMACEUTICALS IRELAND LIMITED

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Director

JAZZ FINANCING II LIMITED

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Director

JAZZ FINANCING HOLDINGS LIMITED

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Director

[Signature Page to Indenture]

JAZZ PHARMACEUTICALS UK HOLDINGS LIMITED

By:
/s/ Samantha Pearce
Name: Samantha Pearce
Title: Director

[Signature Page to Indenture]

JAZZ PHARMACEUTICALS, INC.

By:
/s/ Renée Galá
Name: Renée Galá
Title: Executive Vice President and Chief Financial Officer

JAZZ PHARMACEUTICALS HOLDINGS INC.

By:
/s/ Alan Campion
Name: Alan Campion
Title: President and Treasurer

CAVION, INC.

By:
/s/ Renée Galá
Name: Renée Galá
Title: Chief Financial Officer

CELATOR PHARMACEUTICALS INC.

By:
/s/ Alan Campion
Name: Alan Campion
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

JAZZ INVESTMENTS I LIMITED

By:
/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ INVESTMENTS II LIMITED

By:
/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ PHARMACEUTICALS INTERNATIONAL LIMITED

By:
/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

[Signature Page to Indenture]

JAZZ INVESTMENTS EUROPE LIMITED (C 89816)

By:
/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director
As duly authorised for and on behalf of JAZZ INVESTMENTS EUROPE LIMITED (C 89816)

[Signature Page to Indenture]

JAZZ FINANCING LUX S.À R.L.

By:
/s/ Erik Adam
Name: Erik Adam
Title: Class B Manager 1, rue Hildegard von Bingen L – 1282 Luxembourg R.C.S. Luxembourg No: B178623 Tax ID: 2013 2428 906

[Signature Page to Indenture]

JAZZ PHARMACEUTICALS EUROPE HOLDINGS LIMITED

By:
/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director In the presence of: /s/ Susan Kilty Name: Susan Kilty Address: 13 St. Albans Pk, Sandymount, Dublin 4 Title: Spouse

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

Appendix A-1

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Notes	2.1(b)
Regulation S Temporary Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2. The Notes.

2.1 Form and Dating; Global Notes.

(a) The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b) Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Notes Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Appendix A-2

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.

The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner of the Global Notes for all purposes under the Indenture and the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer at any time that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, or (y) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Depository shall have requested the issuance of Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures and will bear, in the case of the Rule 144A Global Notes or the Regulation S Global Notes, the restrictive legend required by Section 2.2(f) below.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

Appendix A-3

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

A beneficial interest in a Regulation S Global Note to be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note may be made only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made: (1) to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; and (2) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Appendix A-4

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

Appendix A-5

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E) [reserved]; or

(F) if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

Appendix A-6

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D) [reserved]; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

Appendix A-7

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Appendix A-8

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

Appendix A-9

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-10

Schedule I

Agreed Guarantee and Security Principles

[To be attached]

Agreed Guarantee and Security Principles1

The guarantees and security to be provided by Foreign Loan Parties (as defined below) and with respect to Foreign Assets (as defined below) in connection with the Agreement will be given in accordance with the principles set out in this schedule.

Unless otherwise defined herein, capitalized terms used herein and defined in the Agreement to which this Schedule 1.01(A) is attached are used herein as therein defined.

(A)	Considerations

1.

In determining (x) what Liens will be granted by Parent and each Foreign Subsidiary of Parent that is a Borrower or a Guarantor (the “Foreign Loan Parties”) or in respect of Foreign Assets (as defined below) to secure the Obligations, (y) any limitations on the amount or scope of Guarantees by the Foreign Loan Parties of the Obligations and (z) any limitations on the amount or scope of the Obligations to be secured, the following matters will be taken into account. Such Lien shall not be granted or perfected, such Guarantees may be limited in amount or scope and such Obligations may be limited in amount or scope, to the extent that such Lien, Guarantee or Obligation would (if granted, perfected or not so limited):

(a)

result in any breach of corporate benefit, financial assistance, related or connected person transaction, fraudulent conveyance, thin capitalisation laws, capital maintenance rules, general statutory limitations, retention of title claims or the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar principles which may limit the ability of any Foreign Loan Party to provide a guarantee or security or may require that the guarantee or security be limited by an amount or scope or otherwise;

(b)

result in any (x) material risk to any officer of the relevant Foreign Loan Party of contravention of his or her fiduciary duties and/or (y) risk to any officer of the relevant Foreign Loan Party of civil or criminal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer);

(c)

result in costs that are disproportionate to the benefit obtained by the Secured Parties, including by reference to the costs of providing the guarantee or creating or perfecting the Lien versus the value of the assets being secured as reasonably determined by the Administrative Agent and Parent;

(d)

impose an undue administration burden on, or material inconvenience to the ordinary course of operations of, the relevant Foreign Loan Party, in each case which is disproportionate as reasonably determined by the Parent and the Administrative Agent to the benefit that would be obtained by the Secured Parties; or

[1]

These principles shall apply with equal force to the Indenture and it is understood that in the case of the Indenture, references to the Agreement shall refer to the Indenture and references to terms used herein that are defined in the Credit Agreement will refer to the similar applicable definitions in the Indenture (including, without limitations, Issuer instead of Borrower, Issuer and Guarantors instead of Loan Parties, Notes Obligations instead of Obligations, Notes Secured Parties instead of Secured Parties, Notes Documents instead of Loan Documents and Collateral Documents instead of Security Documents); provided that references to the Administrative Agent will not refer to the Trustee and instead will refer to the Administrative Representative (as defined in the Indenture), except in the third sentence of section (B), which should refer to the Trustee and references to the Guarantee Agreement will refer to the Indenture; provided further, that section (C)(4) will not apply with respect to the Indenture.

(e)

create Liens over (i) any assets acquired after the date hereof or (ii) any assets of any Person existing on the date such entity becomes a Foreign Loan Party, in each case of clauses (i) and (ii) to the extent such assets are subject to third party arrangements binding on such assets which are permitted by the Loan Documents to the extent (and for so long as) such arrangements prevent those assets from being subject to a Lien (so long as such arrangements are not overridden by applicable law), so long as such prohibition was binding on such assets at the time of acquisition thereof or such Person becoming a Foreign Loan Party and not incurred in contemplation thereof.

2.

These Agreed Guarantee and Security Principles embody recognition by all parties that there may be certain legal, regulatory and practical difficulties (including those in paragraph 1 above) in obtaining security and/or Guarantees without limitation as to amount or scope from certain Foreign Loan Parties or with respect to certain Foreign Assets in certain jurisdictions in which Foreign Loan Parties or Foreign Assets are located. In particular:

(a)

perfection of liens, when required, and other legal formalities will be completed within the time periods specified in the Loan Documents (or, if earlier or to the extent no such time periods are specified in the Loan Documents, within the time periods specified by applicable law in order to ensure due perfection), in each case subject to such longer period as may be agreed by the Administrative Agent. Perfection of security will not be required if it would have a material adverse effect on the ability of the relevant Foreign Loan Party to conduct its operations and business in the ordinary course as otherwise permitted by the Loan Documents;

(b)

the maximum granted or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit of increasing the granted or secured amount is disproportionate to the level of such fees, taxes and duties as reasonably determined by the Parent and the Administrative Agent; or

(c)

where a class of assets to be secured includes material and immaterial assets (in each case, as reasonably determined by the Parent in good faith), if the costs of granting security over the immaterial assets is disproportionate as reasonably determined by the Parent and the Administrative Agent to the benefit of such security, security will be granted over the material assets only.

For the avoidance of doubt, in these Agreed Guarantee and Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Liens, stamp duties, the cost of maintaining capital for regulatory purposes, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Liens or any of its direct or indirect owners, subsidiaries or Affiliates.

(B)	Obligations to be Guaranteed and Secured

Subject to paragraph (A) above, the obligations to be secured by assets of the Foreign Loan Parties are the Obligations. The Liens are to be granted in favor of the Collateral Trustee on behalf of each Secured Party (or equivalent local procedure and unless otherwise necessary in any jurisdictions). The obligations to be guaranteed by Foreign Loan Parties are the Obligations, and the Guarantees will be granted in favor of the Administrative Agent, for the benefit of the Secured Parties.

For ease of reference, the definitions of “Senior Lien Obligations” and “Senior Lien Secured Parties” set forth in the Collateral Trust Agreement (and when referring to the security required to be granted under the Agreement, “Obligations” and “Secured Parties”) should, where relevant and to the extent legally possible, be incorporated into each Security Document (with the capitalized terms used in Security Documents having the meaning given to them in the Collateral Trust Agreement, or, if applicable, the Agreement). For purposes of granting Liens under Security Documents governed by the laws of jurisdictions outside of the United States, granting Liens in favor of Secured Parties may be implemented by granting Liens in favor of the Senior Lien Secured Parties or all of the Secured Parties (each as defined in the Collateral Trust Agreement).

(C)	General

1.

Where appropriate, defined terms in the Security Documents should mirror those in the Agreement, the Collateral Trust Agreement, the U.S. Collateral Agreement or the Guarantee Agreement, as applicable.

2.

The parties to the Agreement agree to negotiate the form of each Security Document in good faith in a manner consistent with these Agreed Guarantee and Security Principles. The form of guarantee is set forth in the Guarantee Agreement and, with respect to any Foreign Loan Party, shall be subject to any limitations as set out in any joinder, supplement or other guarantee applicable to such Foreign Loan Party as may be required in order to comply with local laws in accordance with these Agreed Guarantee and Security Principles.

3.

The Liens granted by any Foreign Loan Party in favor of the Collateral Trustee on behalf of each Secured Party shall, to the extent possible under local law, be enforceable only after the occurrence and during the continuance of an Event of Default (or, for Liens governed by English law, only following the acceleration of any obligations under the Agreement pursuant to Article VII thereof (an “Acceleration Event”)); provided that no crystallization of any floating charge which would cause the conversion from a floating charge to a fixed charge shall occur prior to the acceleration of any of the Obligations under the Agreement pursuant to Article VII thereof or other significant event, to be set forth in the applicable Security Documents, that would, in a particular jurisdiction, customarily cause the conversion from a floating charge to a fixed charge.

4.

Solely with respect to loans to the U.S. Borrower, no more than 65% of the voting stock of any direct or indirect non-U.S. subsidiary of the U.S. Borrower that is a CFC or any FSHCO shall be pledged in respect thereof.

5.	Gentium S.r.l. and other Subsidiaries of Parent incorporated in Italy shall not be required to become Guarantors or to pledge their assets in connection with the Agreement.

6.

The guarantees and obligations and liabilities of any Foreign Loan Parties registered in Malta shall not apply to any liability to the extent that it would result in the guarantee and/or security being illegal, in breach of law or regulation, or constituting unlawful financial assistance granted by a public company within the meaning of Article 110 of the Companies Act (Chapter 386 of the Laws of Malta).

7.

Notwithstanding anything herein to the contrary, in no event shall (1) deposit or securities account control agreements or control, lockbox or similar arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (2) landlord, mortgagee and bailee waivers or subordination agreements be required, or (3) notices be required to be sent to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing (and, in connection with Collateral of a UK Loan Party, unless instruction from the Collateral Trustee (or the Administrative Agent) is received following the occurrence of an Event of Default that is continuing) (other than, in each case, customary notices or acknowledgments to create or perfect security solely to the extent necessary under any relevant non-U.S. law in order to grant a security interest in the applicable Collateral).

8.	For the avoidance of doubt, no Foreign Loan Party shall be required to grant Liens over any Excluded Property.

(D)	Covenants/Representations and Warranties

Any representations, warranties or covenants which are required to be included in any Security Document shall reflect (to the extent to which the subject matter of such representation, warranty or covenant is the same as the corresponding representation, warranty or covenant in the Agreement, the U.S. Collateral Agreement or the Guarantee Agreement) the commercial deal set out in the Agreement, the U.S. Collateral Agreement or the Guarantee Agreement, as applicable, except for such deviations as are required in order to create, perfect or preserve the Liens granted to the Collateral Trustee. Accordingly, the Security Documents shall not include, repeat or extend clauses set out in the Agreement, including but not limited to the representations or undertakings in respect of insurance, maintenance of assets, information, indemnities or the payment of costs, or impose additional affirmative or negative covenants, in each case, unless applicable local counsel advise it necessary in order to ensure the validity of any Security Document or the validity, perfection or preservation of any Lien granted thereunder.

(E)	Liens over Land and Buildings

1.

No Liens shall be granted on any interest in real property owned by any Foreign Loan Party with a Fair Market Value less than $25,000,000 (unless a security interest in such Real Property can be perfected without additional perfection steps) or any leasehold interest of a Foreign Loan Party in real property.

2.

Subject to paragraphs (A), (B) and (C) above, any mortgage over real estate owned by a Foreign Loan Party with a Fair Market Value of $25,000,000 or more will charge land and interests in land and buildings, except where granting the Lien would contravene any legal prohibition (so long as such prohibition is not overridden by applicable law).

3.	There will be no obligations to investigate title, provide surveys or other insurance or environmental due diligence other than to the extent customary under relevant local practice.

(F)	Liens over Equity Interests

1.

Subject to paragraphs (A), (B) and (C) above, equitable share charges (or the equivalent in local jurisdictions) will be made over Equity Interests in (or held by) Foreign Loan Parties to the extent required by the Agreement.

2.

Subject to paragraphs (A), (B) and (C) above, any equitable share charges (or the equivalent in local jurisdictions) over Equity Interests in (or held by) Foreign Loan Parties will be granted pursuant to which the Collateral Trustee on behalf of each Secured Party will be entitled, subject to local laws, to transfer the Equity Interests and apply the proceeds pursuant to the Collateral Trust Agreement.

3.

Subject to paragraphs (A), (B) and (C) above, to the extent permitted under local law, share pledges should contain provisions to ensure that, unless an Event of Default (or, in the case of a pledge over the shares of an English company, unless an Acceleration Event) has occurred and is continuing, the grantor of the Lien is entitled to receive dividends and exercise voting rights in any shareholders’ meeting of the relevant company (except if exercise would be materially adverse to the validity or enforceability of the Lien created or cause an Event of Default to occur) and if an Event of Default (or, in the case of a pledge over the shares of an English company, unless an Acceleration Event) has occurred and is continuing the voting and dividend receipt rights may be exercised by the Collateral Trustee, it being understood that if all Event of Defaults are subsequently remedied or waived, the right to receive dividends and the voting rights in any shareholders’ meeting of the relevant company shall return to the grantor of the Lien.

4.

Liens over Equity Interests will, where possible, automatically charge further Equity Interests issued or otherwise contemplate a procedure for the extension (at the cost of the relevant Loan Party) of Liens over newly-issued shares.

5.

Liens will not be created over minority shareholdings or Equity Interests in joint ventures where the consent of a third party is required before the relevant Loan Party can create a Lien over the same.

6.	Liens will not be created on Equity Interests so long as the same constitute Margin Stock.

(G)	Liens over Receivables of Foreign Loan Parties

1.

Except where an Event of Default (or, in the case of a pledge of Receivables owned by an English company, unless an Acceleration Event) has occurred and is continuing, unless necessary to ensure the creation of valid and perfected security interests, the proceeds of receivables shall not be paid into a nominated account.

2.

Each relevant Foreign Loan Party shall not be required to notify third party debtors to any contracts that have been assigned and/or charged under a Security Document unless (i) so required by the Collateral Trustee (or the Administrative Agent) if an Event of Default has occurred and is continuing or (ii) otherwise customary under relevant local practice and is not (as reasonably determined by the Parent in good faith) materially prejudicial to the business relationship of such Foreign Loan Party. The Collateral Trustee shall however be entitled to give such notice if an Event of Default has occurred and is continuing.

(H)	Insurances

1.

Subject to paragraphs (A), (B) and (C) above, proceeds of material insurance policies owned by each relevant Foreign Loan Party (excluding third party liability insurance policies) are to be assigned by way of security or pledged to the Collateral Trustee on behalf of each Secured Party. Proceeds of insurance shall be collected and retained by the relevant Foreign Loan Party (without the further consent of the Secured Parties) (i) unless such insurance proceeds must be applied to mandatory prepayment in accordance with the Agreement, subject to any reinvestment rights therein or (ii) unless an Event of Default (or, in the case of insurance proceeds owned by an English company, unless an Acceleration Event) has occurred and is continuing.

2.

If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 20 Business Days of the security being granted (or such longer period as the Administrative Agent shall agree), and to the extent required by local law to create or perfect the security, the Parent shall use commercially reasonable efforts to obtain an acknowledgment from the insurance provider (and, in connection with Collateral of a UK Loan Party, unless instruction from the Collateral Trustee (or the Administrative Agent) is received following the occurrence of an Event of Default that is continuing).

(I)	Material Agreements And Claims

1.

No Foreign Loan Party shall be required to notify the counterparties to any contracts that have been charged/assigned under a Security Document that such contract has been so charged/assigned unless (i) required by the Collateral Trustee (or the Administrative Agent) if an Event of Default has occurred and is continuing or (ii) otherwise necessary under relevant local law to create and perfect the relevant security interest and solely to the extent not materially prejudicial to the business relationships of such Foreign Loan Party as determined by Parent in good faith (and, in connection with Collateral of a UK Loan Party, unless instruction from the Collateral Trustee (or the Administrative Agent) is received following the occurrence of an Event of Default that is continuing) other than where the counterparty is a Subsidiary of the Parent. Liens shall not be created over contracts, leases or licenses not prohibited by the Agreement which prohibit assignment or the creation of such Liens or which require the consent of third parties thereunder for the creation of such Liens or such assignment unless such consent has been obtained (and only for so long as such consent is in effect) or such prohibitions on assignment are overridden by applicable law.

2.

Proceeds of material agreements and claims shall be collected and retained by the relevant Foreign Loan Party (without the further consent of the Secured Parties) (i) unless such proceeds must be applied to mandatory prepayment in accordance with the Agreement, subject to any reinvestment rights therein, or (ii) unless an Event of Default (or, in the case of proceeds of material agreements and claims owned by an English company, unless an Acceleration Event) has occurred and is continuing.

(J)	Liens Over Foreign Intellectual Property

1.

Subject to paragraphs (A), (B) and (C) above, Liens over all Intellectual Property (other than any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d)) owned by each relevant Loan Party are to be given, and registration or recording is to be made in all relevant registries of a Covered Jurisdiction (as defined below), including the European Union Intellectual Property Office (“EUIPO”) and the World Intellectual Property Organization (“WIPO”) (collectively, such registries, the “Covered Jurisdiction Registries”) in each case solely to the extent a registration or recording in such Covered Jurisdiction Registry effects a registration or recording in a Covered Jurisdiction, in which the grantor of the Liens is resident or carries on material business (in each case to the extent such Foreign Intellectual Property is registered or applied for in such Covered Jurisdiction Registries) unless the granting of such Liens would contravene any legal prohibition. Where any relevant Loan Party has the right to the use of any Foreign Intellectual Property through contractual arrangements to which it is a party, a Lien over such contract and/or any rights arising thereunder shall be given in favor of the Collateral Trustee on behalf of each Secured Party, except to the extent (and for so long as) the giving over of such Liens would contravene any legal or contractual prohibition. Notwithstanding anything to the contrary herein, Liens shall not be created over intellectual property or any contractual relationships described above (or any rights arising thereunder) not prohibited by the Agreement where such Lien or assignment is prohibited thereunder or the consent of third parties thereunder would be required for the creation of such Lien or such assignment, in each case, unless consent has been obtained (and only for so long as such consent is in effect) or such prohibition or requirement is overridden by applicable law. Liens over Intellectual Property will only be required to be perfected in the United States of America and, with respect to Foreign Intellectual Property issued or registered by, or applied-for in, a Covered Jurisdiction or a Covered Jurisdiction Registry, in such Covered Jurisdiction.

2.

If a Foreign Loan Party grants a Lien over any of its intellectual property, it will be free to deal with those assets in the course of its business (including without limitation, allowing any intellectual property to lapse or become abandoned if it is no longer economically practicable to maintain, useful, valuable or material to the conduct of the business of Parent and its Subsidiaries, taken as a whole, as reasonably determined by the Parent in good faith) until an Event of Default (or, in the case of a Lien over intellectual property owned by an English company, unless an Acceleration Event) has occurred and is continuing.

(K)	Liens Over Bank Accounts

1.1

If necessary in the applicable jurisdiction to create or perfect a security interest in a bank account, where any Foreign Loan Party is granting a Lien over a bank account it shall, at the request of the Collateral Trustee or the Administrative Agent, notify the relevant bank of the creation of such Lien and use commercially reasonable efforts to procure that the relevant bank acknowledges such creation. Such Foreign Loan Party shall be free to deal with those accounts in the course of its business until an Event of Default (or, in the case of such accounts owned by an English company, unless an Acceleration Event) has occurred and is continuing.

1.2

If required by local law to create or perfect the security, notice of the security will be served on the account bank within 20 Business Days (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion) of the security being granted and, to the extent so required, the Foreign Loan Party shall use its commercially reasonable endeavours to obtain an acknowledgement of that notice within 20 Business Days of such notice (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion) of service. If the Foreign Loan Party has used its reasonable endeavours but has not been able to obtain acknowledgement, its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion). Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Foreign Loan Party from using a bank account in the course of its business, no notice of security shall be served until an Event of Default has occurred and is continuing.

2.

Any security over bank accounts shall be subject to any prior security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank. The notice of security shall request these are waived by the account bank but the Foreign Loan Party shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

(L)	Other Material Assets

1.

If required by the Agreement, Liens shall be given over any other material assets of any relevant Foreign Loan Party from time to time, according to the principles set out herein. Such Foreign Loan Party shall be free to deal with those assets in the course of its business until an Event of Default (or, in the case of Liens over such assets owned by an English company, unless an Acceleration Event) has occurred and is continuing.

2.

To the extent any Loan Party owns any Foreign Assets that are located in a jurisdiction other than a Covered Jurisdiction, no action under the laws of such jurisdiction shall be required to grant or perfect Liens in such Foreign Assets.

(M)	Perfection of Liens

1.

Where customary, a Security Document may contain a power of attorney allowing the Collateral Trustee to perform on behalf of the grantor of the Lien its obligations under such Security Document only if an Event of Default has occurred and is continuing.

2.

Subject to paragraphs (A), (B) and (C) above, where obligatory or customary under the relevant local law all registrations and filings necessary in relation to the Security Documents and/or the Liens evidenced or created thereby are to be undertaken within applicable time limits, by the appropriate local counsel (based on local law and custom), unless otherwise agreed between the Parent and the Administrative Agent, and, in each case, subject to such longer period as the Administrative Agent may agree in its reasonable discretion.

3.

Subject to paragraphs (A), (B) and (C) above, where obligatory or customary, documents of title relating to the assets charged will be required to be delivered to the Collateral Trustee (with copies to the Administrative Agent).

4.

Except as explicitly provided herein, notice, acknowledgement or consent to be obtained from a third party will only be required where the efficacy of the Lien requires it and where it is practicable and reasonable considering the costs involved, the commercial impact on the Foreign Loan Party in question and the likelihood of obtaining the acknowledgement in each case as reasonably determined by Parent in good faith, and, when possible without prejudicing the validity of the Lien concerned, such perfecting procedures shall be delayed until an Event of Default (and, in connection with Collateral of a UK Loan Party, unless instruction from the Collateral Trustee (or the Administrative Agent) is received following the occurrence of an Event of Default that is continuing) has occurred and is continuing.

5.

Except as agreed to the contrary in the Agreement, where local law requires the security to be confirmed/extended in the event of transfers by lenders of participations to new lenders and the relevant confirmation agreements would be subject to additional tax, registration and/or notarial costs that are material on an individual or aggregate basis (when taken together with all such taxes, registrations and/or costs paid during the fiscal year) as reasonably determined by the Administrative Agent and Parent, the execution of such confirmation agreement(s) shall be delayed until an Event of Default has occurred and is continuing.

(N)	Liens

Notwithstanding anything to the contrary contained in the Agreement, no provision contained herein shall prejudice the right of the Loan Parties to benefit from the permitted exceptions set out in the Agreement regarding the granting of Liens over assets.

(O)	Proceeds

The Security Documents will state that the proceeds of enforcement of such Security Document will be applied as specified in the Collateral Trust Agreement.

(P)	Regulatory consent

The enforcement of security over shares and the exercise by the Collateral Trustee, of voting rights in respect of such shares may be subject to regulatory consent. Accordingly, enforcement of any security over any shares subject to such a restriction, and the exercise by the Collateral Trustee, of the voting rights in respect of any such shares, will be expressed to be conditional upon obtaining any consents required by law or regulation.

As used herein:

“Covered Jurisdictions” means (i) Ireland, the United States, England and Wales, Gibraltar, Luxembourg, and Bermuda, (ii) any other jurisdiction of any Borrower or any Guarantor and (iii) the jurisdiction of any Guarantor that is a Material Subsidiary; it being understood that, notwithstanding the thresholds set forth in the definition of “Immaterial Subsidiary” in the Credit Agreement, for purposes of determining the “Covered Jurisdictions”, “Material Subsidiary” shall exclude Subsidiaries organized in a jurisdiction with respect to which no Security Documents had previously been delivered which, as of the end of, and for, the most recently completed Test Period, (i) contributed less than 10.0% of Adjusted Consolidated EBITDA in the aggregate for such jurisdiction for such Test Period or (ii) contributed less than 10.0% of Consolidated Total Assets in the aggregate for such jurisdiction as of the end of such Test Period, so long as the aggregate amount of Adjusted Consolidated EBITDA and Consolidated Total Assets attributable to the Borrowers and Guarantors that are Material Subsidiaries was equal to or exceeds 75.0% of Adjusted Consolidated EBITDA for any such Test Period and 75.0% of Consolidated Total Assets as of the end of any such Test Period.

“Foreign Assets” means (a) assets owned by the Foreign Loan Parties, (b) Foreign Intellectual Property, (c) Equity Interests issued by Foreign Loan Parties or other Persons that are not organized under the laws of a jurisdiction located in the United States of America, and (d) assets owned by Foreign Loan Parties located in jurisdictions outside the United States of America.

“Foreign Intellectual Property” means (x) Intellectual Property (other than Intellectual Property registered or applied for in the United States) owned by the Foreign Loan Parties or (y) any non-U.S. intellectual property of any Loan Parties that are Domestic Subsidiaries.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT

Exhibit A-1

THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL NOTE]

JAZZ SECURITIES DESIGNATED ACTIVITY COMPANY

No. [ ]	[144A CUSIP No. 47216F AA5
144A ISIN No. US47216FAA57]

[REG S CUSIP No. G50882 AA0
REG S ISIN No. USG50882AA08]

$[ ]

4.375% Senior Note due 2029

The Issuer promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on January 15, 2029.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2022.

Record Dates: January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

JAZZ SECURITIES DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

Dated:

U.S. BANK NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF INITIAL NOTE]

4.375% Senior Secured Note Due 2029

1. Interest

The Issuer promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing January 15, 2022. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 29, 2021, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on January 1or July 1 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Issuer, so long as it is organized in the United States, or any of its Subsidiaries organized in the United States may act as Paying Agent or Registrar.

4. Indenture

The Issuer issued the Notes under an Indenture, dated as of April 29, 2021 (the “Indenture”), by and among the Issuer, the Guarantors, the Trustee and the Collateral Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are the unsubordinated obligations of the Issuer and Guarantors, secured by Liens on the Collateral, in each case to the extent set forth in the Indenture and the Collateral Documents. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes shall be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

The Guarantors (including each Wholly Owned Restricted Subsidiary of Parent that is required to guarantee the Guaranteed Obligations pursuant to Section 4.11 of the Indenture) shall jointly and severally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

5. Redemption

On or after July 15, 2024, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 15 days’ nor more than 60 days’ prior notice mailed by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to each holder’s registered address and upon not less than 15 days’ nor more than 60 days’ prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at (i) the following redemption prices (expressed as a percentage of principal amount), plus (ii) accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Period	Redemption Price
2024	102.188%
2025	101.094%
2026 and thereafter	100.000%

In addition, prior to July 15, 2024, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 15 days’ nor more than 60 days’ prior notice mailed by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to each holder’s registered address and upon not less than 15 days’ nor more than 60 days’ prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at (i) a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus (ii) accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

In addition, during each of the first three consecutive twelve-month periods beginning on the Issue Date, the Issuer may redeem up to 10% of the original aggregate principal amount of the Notes, upon not less than 15 days’ nor more than 60 days’ prior notice mailed by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to each holder’s registered address and upon not less than 15 days’ nor more than 60 days’ prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at a redemption price of 103% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date.

Notwithstanding the foregoing, at any time and from time to time on or prior to July 15, 2024, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by Parent or (2) by any direct or indirect parent of Parent to the extent the net cash proceeds thereof are contributed to the common equity capital of Parent or used to purchase Capital Stock (other than Disqualified Stock) of Parent, at (i) a redemption price of 104.375% of the principal amount of the Notes, plus (ii) accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 15 days’ nor more than 60 days’ prior notice mailed, or delivered electronically if the Notes are held by DTC, by the Issuer to each holder of Notes and upon not less than 15 days’ nor more than 60 days’ prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee) and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders in accordance with Section 4.08 of the Indenture, the Issuer or such third party will have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, but not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The Issuer may, at its option, redeem, upon not less than 15 days’ nor more than 60 days’ prior notice mailed by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to each holder’s registered address and upon not less than 15 days’ nor more than 60 days’ prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), all (but not less than all) of the Notes then outstanding, at 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due and which shall become due on the applicable redemption date as a result of the redemption or otherwise if, as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings of the Relevant Taxing Jurisdiction promulgated under such laws or treaties) of a Relevant Taxing Jurisdiction, or the official interpretation, administration or application thereof (including by virtue of a holding, judgment or order by a court of competent jurisdiction), which change or amendment is first publicly announced and becomes effective on or after the Issue Date (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, after such later date) (each of the foregoing changes or amendments, a “Change in Tax Law”), the Issuer is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation to pay Additional Amounts cannot be avoided by taking commercially reasonable measures available to the Issuer (including, for the avoidance of doubt, the appointment of a new paying agent); provided that changing the Issuer’s, Guarantors’ and/or any of their Affiliates’ jurisdiction of incorporation shall not qualify as a commercially reasonable measure for purposes of this paragraph. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts as a result of a Change in Tax Law and (b) unless, at the time such notice is given, such obligation to pay Additional Amounts remains in effect. Prior to any redemption of Notes pursuant to the preceding paragraph, the Issuer shall deliver to the Trustee, in addition to any other documents required under the Indenture, (i) an Officer’s Certificate stating that the Issuer cannot avoid the payment of Additional Amounts by taking reasonable measures and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred and (ii) an opinion of independent tax counsel of recognized standing qualified under the laws of the applicable Relevant Taxing Jurisdiction reasonably acceptable to the Trustee to the effect that as a result of a Change in Tax Law, the Issuer has or will become obligated to pay Additional Amounts (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether commercially reasonable efforts could have been undertaken by the Issuer to avoid the otherwise applicable obligation to pay Additional Amounts). The Trustee shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

6. [Intentionally Omitted]

7. Mandatory Redemption

Except as set forth in Section 3.09 of the Indenture, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8. Notice of Redemption

Notices of redemption will be mailed (or caused to be mailed) by first-class mail, or delivered electronically if the Notes are held by DTC, at least 15 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed.

9. Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture. In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

10. [Intentionally Omitted]

11. Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes required by law or permitted by the Indenture. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

13. Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

14. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash in U.S. dollars or U.S. Government Obligations sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Guarantees and the Collateral Documents may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

The Issuer, the Trustee and (only to the extent directly affected) the Collateral Trustee may amend the Indenture, the Notes, or the Guarantees, and the Issuer and the Collateral Trustee may amend the Collateral Documents, in each case without notice to or the consent of any holder (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes; (iii) to provide for the assumption by a Successor Person (with respect to any Guarantor), of the obligations of a Guarantor, under the Indenture and its Guarantee; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (v) to add a Guarantee or collateral with respect to the Notes; (vi) to secure the Notes; (vii) to release a Guarantee or collateral as permitted by the Indenture; (viii) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer; (ix) to add to the covenants of Parent for the benefit of the holders or to surrender any right or power conferred upon Parent; (x) to include parallel debt provisions; (xi) to make any change that does not adversely affect the rights of any holder in any material respect; (xii) to conform the text of the Indenture, Guarantees, the Notes or the Collateral Documents to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended by the Issuer to be a verbatim recitation of a provision in the Indenture, Guarantees, the Notes or the Collateral Documents, as applicable, as stated in an Officer’s Certificate of the Issuer; or (xiii) to make changes to the Indenture to provide for the issuance of Additional Notes. In addition, the Collateral Trustee and the Issuer may amend the Collateral Documents to provide for the addition of any creditors to such agreements to the extent a pari passu lien or junior lien for the benefit of such creditor is permitted by the terms of the Indenture.

16. Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to Parent) occurs and is continuing, the Trustee by notice to Parent or the holders of at least 25% in principal amount of outstanding Notes by notice to Parent (with a copy to the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to Parent occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences if:

(a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

17. Trustee Dealings with the Issuer

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

No director, officer, employee, manager or incorporator of the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor and no holder of any Equity Interests in the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor, as such, will have any liability for any obligations of an Issuer or any Guarantor under the Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

19. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21. CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED NOTE

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933 and in accordance with all applicable securities laws of any state of the United States or any other jurisdiction; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 (or Rule 144 if available) under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale  ☐                                              Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($200,000 or any integral multiple of $1,000 in excess thereof):

$
Date:	Your Signature:
(Sign exactly as your name appears on
the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE]1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                ], among [GUARANTOR] (the “New Guarantor”), JAZZ SECURITIES DESIGNATED ACTIVITY COMPANY (together with any successors thereto, the “Issuer”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the Trustee have heretofore executed an indenture, dated as of April 29, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 4.375% Senior Secured Notes due 2029 (the “Notes”), initially in the aggregate principal amount of $1,500,000,000;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the New Guarantor and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[1]	In the case of any New Guarantor organized outside of the United States, local law provisions consistent with the Agreed Guarantee and Security Principles may be included.

Exhibit B-1

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the New Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the New Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

8. Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

[Remainder of page intentionally left blank.]

Exhibit B-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

JAZZ SECURITIES DESIGNATED ACTIVITY COMPANY, as Issuer

By:
Name:
Title:

[NEW GUARANTOR], as a Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Exhibit B-3